Exhibit 4.1

EXECUTION VERSION

LEE ENTERPRISES, INCORPORATED

as Issuer

THE SUBSIDIARY GUARANTORS PARTIES

HERETO

9.5% Senior Secured Notes due 2022

INDENTURE

Dated as of March 31, 2014

U.S. BANK NATIONAL ASSOCIATION

as Trustee

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Collateral Agent

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Certificate of Transfer
EXHIBIT C	Form of Certificate of Exchange
EXHIBIT D	Form of Pulitzer Junior Intercreditor Agreement
EXHIBIT E	Form of Pulitzer Pari Intercreditor Agreement

v

INDENTURE, dated as of March 31, 2014 (this “Indenture”), among LEE ENTERPRISES, INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), certain subsidiaries of the Company from time to time parties hereto (the “Subsidiary Guarantors”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (the “Collateral Agent”).

Recitals of the Company

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any Person, Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person is merged or consolidated with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person or (3) secured by a Lien encumbering any asset acquired by such specified Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person is merged or consolidated with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“additional interest” means any additional interest payable pursuant to Section 6.1(d).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, as determined by the Company with respect to a Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value as of such Redemption Date of (i) the redemption price of such Note on March 15, 2018 as set forth in Section 5.1(a), plus (ii) the remaining scheduled interest payments due on such Note through March 15, 2018 (excluding accrued but unpaid interest to such Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then outstanding principal of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with the Company or any Restricted Subsidiary or (2) the acquisition by the Company or any Restricted Subsidiary of all or substantially all of the assets of any Person or a division, operating unit or other business of any Person.

“Asset Disposition” means any sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or local ownership shares) (it being understood that the Capital Stock of the Company is not an asset of the Company), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2) the sale or disposition of cash or Cash Equivalents in the ordinary course of business or the unwinding or termination of Hedging Obligations (and the payment of any settlement amount or termination amount with respect thereto);

(3) a disposition of inventory (including on an intercompany basis), vehicles, raw materials or products or the sale of services in the ordinary course of business;

(4) a disposition of used, obsolete, worn out, damaged or surplus equipment or equipment or assets that are no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries and that are disposed of in each case in the ordinary course of business;

(5) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, in a manner permitted pursuant to Article IV or any disposition that constitutes a Change of Control;

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary (and each other equity holder on a pro rata basis; provided that such issuance does not result in the Company or a Restricted Subsidiary of the Company holding a smaller percentage of such Capital Stock than immediately prior to such issuance, except as a result of rounding);

(7) (a) for purposes of Section 3.7 only, the making of a Permitted Investment or a disposition subject to Section 3.4 (or that would be subject to such covenant but for the exclusions therefrom) and (b) an Asset Swap;

(8) dispositions of Capital Stock of a Restricted Subsidiary or other property or assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than $5.0 million;

(9) the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11) (a) the licensing, sublicensing and/or cross-licensing of patents, trademarks, copyrights, software, trade secrets, know-how and other intellectual property, know-how or other general intangibles in the ordinary course of business, (b) licenses, sublicenses, leases or subleases of other property in the ordinary course of business and (c) the abandonment of patents, trademarks, copyrights, software, trade secrets, know-how and other intellectual property, which, solely in the case of this clause (c), in the Good Faith determination of the Company is not material to the business of the Company and its Restricted Subsidiaries, taken as a whole;

(12) (a) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Related Business and (b) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(13) (a) foreclosure on assets or transfers by reason of eminent domain or otherwise and (b) dispositions of property subject to or resulting from casualty losses and condemnation or similar proceedings (including dispositions in lieu thereof);

(14) any sale or other disposition of Capital Stock, Indebtedness, an Investment or other securities of an Unrestricted Subsidiary;

(15) dispositions in connection with a Sale/Leaseback Transaction that is made for cash consideration in an amount not less than the cost of the underlying fixed or capital asset plus the cost of any repairs or improvements thereto and is consummated within 365 days after the later of the date that the Company or any Restricted Subsidiary acquires or completes the acquisition, repair or construction, as applicable, of such fixed or capital asset;

(16) the receipt by the Company or any Restricted Subsidiary of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets and such theft, loss, physical destruction or damage, taking or similar event;

(17) operating leases and subleases in the ordinary course of business;

(18) the surrender or waiver of contract or litigation rights or claims or the settlement, release, surrender or waiver of tort or other litigation rights or claims or the surrender or waiver of rights or claims pertaining to any other dispute or controversy of any kind;

(19) (a) the contribution of any real property (including, without limitation, land, buildings and fixtures) by the Company or any of its Restricted Subsidiaries to a pension plan to satisfy funding obligations of the Company or any of its Restricted Subsidiaries under such plan, (b) dispositions of residential real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management or consultants of the Company or any Restricted Subsidiary and (c) the expiration of any option agreement with respect to real or personal property;

(20) the transfer of improvements, additions or alterations in connection with the lease or sublease of any property;

(21) the issuance of Disqualified Stock or Preferred Stock that is permitted by Section 3.3; and

(22) a disposition (including, without limitation, (a) the issuance of Capital Stock of a Restricted Subsidiary and (b) pursuant to buy/sell arrangements between the joint venture parties set forth in the joint venture agreement or similar agreements entered into with respect to such joint venture) in connection with any Permitted Joint Venture Transaction.

“Asset Swap” means an exchange or substantially concurrent purchase and sale of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person (it being understood that such assets may include Capital Stock or other securities of another Person that owns such Related Business

Assets (or that is primarily engaged in a Related Business) or that is or becomes a Restricted Subsidiary of the Company pursuant to such transaction); provided that the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined, at the option of the Company, as of the date a letter of intent for such transaction is entered into, as of the date of such transaction or as of the date of contractually agreeing to such transaction).

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, (1) if such Sale/Leaseback Transaction does not constitute a Capitalized Lease Obligation, the present value (discounted at the interest rate implicit in the transaction, as reasonably determined by the Company) of the total obligations of the lessee for rental payments (other than rental payments based upon such lessee’s revenues or other operating results and without giving effect to any adjustments for changes in the Consumer Price Index or similar adjustments) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP or (2) if such Sale/Leaseback Transaction constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, Disqualified Stock or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;

(2) with respect to a partnership, the Board of Directors of the direct or indirect general partner of the partnership; and

(3) with respect to any other Person, the board or a committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means (1) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (2) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case excluding any debt securities convertible into or exchangeable for any of the foregoing.

“Capital Times” means The Capital Times Company and its successors and assigns.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the balance sheet of the applicable Person in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made or at such other time as may be specified in this

Indenture as determined in accordance with GAAP. Notwithstanding the foregoing, to the extent a Capitalized Lease Obligation was or would have been characterized as an operating lease in accordance with GAAP on the Issue Date, then such Capitalized Lease Obligations shall be excluded for purposes of (i) calculating Consolidated Interest Expenses, (ii) calculating the Consolidated Leverage Ratio and the Priority Leverage Ratio, (iii) determining the amount of Indebtedness under Section 3.3 and (iv) determining the amount of Permitted Investments (to the extent re-characterized as Capitalized Lease Obligations after such obligation is entered into).

“Cash Equivalents” means:

(1) U.S. dollars, or in the case of any Foreign Subsidiary, such currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States, having maturities of not more than one year from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or, if applicable, their respective successors, or carrying an equivalent rating by another Rating Agency if both of the two foregoing Rating Agencies (or their respective successors, as applicable) cease publishing ratings of such investments;

(4) certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any bank or trust company (x) the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. (or, if applicable, any successor thereto), or “A” or the equivalent thereof by Moody’s Investors Service, Inc. (or, if applicable, any successor thereto) or carrying an equivalent rating by another Rating Agency if both of the two foregoing Rating Agencies (or their respective successors, as applicable) cease publishing ratings of such investments or (y) the short term commercial paper of such bank or trust company or its parent company is rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. (or, if applicable, any successor thereto)or “P-1” or the equivalent thereof by Moody’s Investors Service, Inc. (or, if applicable, any successor thereto), or carrying an equivalent rating by another Rating Agency if both of the two foregoing Rating Agencies (or their respective successors, as applicable) cease publishing ratings of such investments, and having combined capital and surplus in excess of $500 million;

(5) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clauses (2), (3) and (4) above, entered into with any bank or trust company meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. (or, if applicable, any successor thereto) or “P-1” or the equivalent thereof by Moody’s Investors Service, Inc. (or, if applicable, any successor thereto), or carrying an equivalent rating of another Rating Agency, if both of the two named Rating Agencies cease publishing ratings of such investments, and in any case maturing within one year after the date of acquisition thereof;

(7) interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above;

(8) money market funds that (i) comply with the criteria set forth in Rule 2A-7 of the Investment Company Act of 1940, as amended, (ii) are rated at the time of acquisition thereof “AAA” or the equivalent by Standard & Poor’s Ratings Group, Inc. (or, if applicable, any successor thereto) or “Aaa”

or the equivalent thereof by Moody’s Investors Service, Inc. (or, if applicable, any successor thereto), or carrying an equivalent rating by another Rating Agency if both of the two foregoing Rating Agencies (or their respective successors, as applicable) cease publishing ratings of such investments and (iii) have portfolio assets of at least $5.0 billion; and

(9) in the case of any Foreign Subsidiary, direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case having maturities of not more than twelve months from the date of acquisition thereof and other short-term investments which are customarily used for cash management purposes in any country in which such Foreign Subsidiary operates.

“Cash Management Obligations” means obligations of the Company or any Subsidiary in relation to (1) treasury, depository or cash management services, arrangements or agreements (including, without limitation, credit, debt or other purchase card programs) and intercompany cash management services) or any automated clearinghouse transfers of funds (including reimbursement and indemnification obligations with respect to letters of credit or similar instruments), and (2) netting services, overdraft protections, controlled disbursement, ACH transactions, return items, interstate deposit network services, cash pooling and operational foreign exchange management, Society for Worldwide Interbank Financial Telecommunication transfers and similar programs).

“CDP” means Community Distribution Partners, LLC and its successors.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (or its successors by merger, consolidation or purchase of all or substantially all of its assets);

(2) the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Restricted Subsidiary; or

(3) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” means Deutsche Bank Trust Company Americas, acting in its capacity as collateral agent under the Collateral Documents, or any successor thereto.

“Collateral Agent Officer” means, when used with respect to the Collateral Agent, any officer within the collateral agent department of the Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, collateral agent officer or any other officer of the Collateral Agent, who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, who shall have direct responsibility for acting as collateral agent under the Collateral Documents, or any other officer to whom any collateral agent matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Collateral Documents” means the Security Agreement, any mortgages and any other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, pursuant to which Lee Legacy Collateral and, after the Pulitzer Debt Satisfaction Date and the date on which the Pulitzer Subsidiaries have guaranteed Indebtedness for borrowed money Incurred by the Company or any Subsidiary Guarantor, the

Pulitzer Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the benefit of the Secured Parties.

“Commodity Agreement” means any commodity futures contract, commodity option, commodity swap agreement, commodity collar agreement, commodity cap agreement or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock or, in the case of a Person that is not a corporation, similar common equity interests, in each case whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock or similar common equity interests, as the case may be.

“Company” means Lee Enterprises, Incorporated until a successor replaces it in accordance with Section 4.1 and, thereafter, means such successor.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a) Consolidated Interest Expense; plus

(b) Consolidated Income Taxes; plus

(c) consolidated depreciation expense; plus

(d) consolidated amortization expense or impairment charges recorded in connection with the application of Accounting Standards Codification (“ASC”) No. 350 “Goodwill and Other Intangibles” and ASC No. 360 “Accounting for the Impairment or Disposal of Long Lived Assets”; plus

(e) other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(f) any non-cash compensation expense, charge, cost, accrual or reserve including any such non-cash expense, charge, cost, accrual or reserve arising from grants of restricted stock, restricted stock units, performance shares, stock options, stock appreciation or similar rights or other rights or equity incentive programs or awards to future, current or past officers, directors, members of management, consultants and employees of the Company or any Restricted Subsidiary; provided that such shares, options or other rights or awards can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock) plus cash in lieu of fractional shares, options or rights or awards (for purposes of clarity, it is understood and agreed that any of the foregoing instruments shall be deemed to be redeemable only for Capital Stock notwithstanding (i) the right of any holder thereof to surrender any of the foregoing instruments to pay the exercise price thereof or taxes and (ii) any obligation of the Company to purchase, redeem or otherwise acquire or retire any of the foregoing (including, without limitation, at the option of the holder thereof) pursuant to any stock option, stock purchase or other equity incentive plan, award or agreement in connection with a change of control of the Company or a similar transaction); plus

(g) the amount of any fee, cost, charge, expense or reserve to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four fiscal quarters; plus

(h) any proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four fiscal quarters); plus

(i) any fees, costs, charges or other expenses (including legal, tax and structuring fees, costs, charges and expenses) made or Incurred in connection with any actual or proposed Investment, asset sale, acquisition, recapitalization, issuance of Capital Stock, Incurrence of Indebtedness, any amendment, modification or Refinancing of Indebtedness (including as a result of ASC No. 805 (or any successor or similar accounting standard or pronouncement) and including expenses related to the early extinguishment of debt) or any other transaction; plus

(j) the amount of any restructuring charges (including lease termination, severance and relocation expenses), integration costs or other business optimization expenses or reserves or other non-recurring charges or expenses deducted (and not added back) in such period in computing Consolidated Net Income;

(2) decreased (without duplication) by (a) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the recognition of deferred revenue or reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period), (b) Consolidated Income Taxes benefits, (c) any non-recurring gain, including, without limitation, income or gains relating to the early extinguishment of debt and (d) any amounts or proceeds under clause (1)(g) or (h) above that increased Consolidated EBITDA in any prior period but that were not received by such Person within the next four fiscal quarters; and

(3) increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of ASC No. 815;

(b) all unrealized gains and losses relating to financial instruments to which fair market value accounting is applied;

(c) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk); and

(d) effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements in such period pursuant to GAAP resulting from the application of purchase/acquisition accounting in relation to any completed acquisition or other transaction.

Notwithstanding the foregoing, clauses (1)(b) through (j) relating to amounts of a Restricted Subsidiary (other than a Subsidiary Guarantor) of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary (other than a Subsidiary Guarantor) was included in calculating the Consolidated Net Income of such Person.

Notwithstanding the foregoing, the Consolidated EBITDA of the Pulitzer Subsidiaries shall not be included in the calculation of Consolidated EBITDA for purposes of determining the amount available under clause (5)(c)(i) of Section 3.4(a) to make Restricted Payments of the type described in clauses (1), (2), (4) and (5) of Section 3.4(a) so long as the Junior Credit Facility is outstanding and such agreement (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) includes provisions requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness. For purposes of the foregoing, no Indebtedness under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) will be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person and its consolidated Restricted Subsidiaries or other payments required to be made by such Person or any of its consolidated Restricted Subsidiaries by any governmental authority, which taxes or other payments are calculated by reference to the income or profits or capital of such Person and/or its consolidated Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority, computed on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the interest expense of such Person and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such interest expense:

(1) the portion of any payments or accruals with respect to Capitalized Lease Obligations or Attributable Indebtedness that are allocable to interest expense;

(2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance costs (provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3) non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) interest expense on Indebtedness of another Person that is Guaranteed by the Company or any of its Restricted Subsidiaries or secured by a Lien on assets of the Company or any of its Restricted Subsidiaries;

(6) costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(7) interest expense that was capitalized during such period; and

(8) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income on the consolidated balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

Notwithstanding the foregoing, the Consolidated Interest Expense of the Pulitzer Subsidiaries shall not be included in the calculation of Consolidated Interest Expense for purposes of determining the amount available under clause (5)(c)(i) of Section 3.4(a) to make Restricted Payments of the type described in clauses (1), (2), (4) and (5) of Section 3.4(a) so long as the Junior Credit Facility is outstanding and such agreement (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) includes provisions requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness. For purposes of the foregoing, no Indebtedness under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) will be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination.

“Consolidated Lee First Lien Leverage Ratio” means, at any date of determination, the ratio of:

(1) the aggregate outstanding principal amount of Priority Payment Lien Obligations and Pari Passu Lien Indebtedness of the Company and its Restricted Subsidiaries, as of such date of determination (determined on a consolidated basis in accordance with GAAP), to

(2) Consolidated EBITDA of the Company for the four most recently completed fiscal quarters ending on or prior to the date of determination for which annual or quarterly financial statements are publicly available;

and in each case with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Leverage Ratio; provided that, for the purpose of determining the Consolidated Lee First Lien Leverage Ratio, any Consolidated EBITDA of any Pulitzer Subsidiary will not be included in the calculation of the Consolidated Lee First Lien Leverage Ratio prior to the Pulitzer Debt Satisfaction Date or so long as any Pulitzer First Lien Indebtedness is outstanding or the Junior Credit Facility is outstanding and such agreement (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) includes provisions requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness. For purposes of the foregoing, the Junior Credit Facility (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) will not be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination.

“Consolidated Leverage Ratio” means at any date of determination the ratio of: (1) the sum (without duplication) of the aggregate outstanding amount of Indebtedness of the Company and its Restricted Subsidiaries as of the date of determination on a consolidated basis in accordance with GAAP to (2) the Company’s Consolidated EBITDA for the four most recently completed fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of determination for which annual or quarterly financial statements are available; provided that any Indebtedness of any Pulitzer Subsidiary and any Consolidated EBITDA of any Pulitzer Subsidiary will not be included in the calculation of the Consolidated Leverage Ratio until the Pulitzer Debt Satisfaction Date; provided, further, that:

(1) if the Company or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period; or

(b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of such Four Quarter Period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such Four Quarter Period;

(2) if since the beginning of such Four Quarter Period, the Company or any Restricted Subsidiary shall have made any Asset Disposition or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets (provided that such group of related assets has a Fair Market Value in excess of $2.5 million) or line of business or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio includes such a transaction:

(a) the Consolidated EBITDA for such Four Quarter Period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period; and

(b) Consolidated Interest Expense for such Four Quarter Period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Restricted Subsidiaries in connection with such transaction for such Four Quarter Period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets (provided that such group of related assets has a Fair Market Value in excess of $2.5 million) or line of business, Consolidated EBITDA for such Four Quarter Period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period; and

(4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such Four Quarter Period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. In making any pro forma calculation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of determination (other than any Indebtedness Incurred under such facility in connection with the transaction giving rise to the need to calculate the Consolidated Leverage Ratio) will be deemed to be:

(i) the average daily balance of such Indebtedness during the applicable Four Quarter Period or such shorter period for which such facility was outstanding; or

(ii) if such facility was created after the end of such Four Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such determination.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be (x) made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from any Asset Disposition or Asset Acquisition which is being given pro forma effect that have been or are expected to be realized within twelve (12) months after the date of such Asset Disposition or Asset Acquisition as the result of specified actions taken or to be taken within six (6) months after such date) or (y) determined in accordance with Regulation S-X under the Securities Act.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (before Preferred Stock dividends other than with respect to Disqualified Stock); provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a) subject to the limitations contained in clauses (3) through (7) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person to the Company or any of its Restricted Subsidiaries during such period (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

(2) any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument (including, without limitation, the Pulitzer Notes, but excluding any provisions of the Junior Credit Facility (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness (it being understood that no Indebtedness under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) will be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination)), judgment, decree, order, statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations and other adjustments contained in clauses (3) through (7) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any after-tax effect of gain or loss (excluding all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or any Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) other than in the ordinary course of business;

(4) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(5) the after-tax effect of any extraordinary gain or loss;

(6) the cumulative effect of a change in accounting principles; and

(7) any gain or loss (including expenses and charges with respect thereto) with respect to disposed, abandoned, closed and discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities and on the disposal of disposed, abandoned and discontinued operations.

“Consolidated Total Assets” means, as of any date of determination, the total amount of assets which would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person Guaranteeing in any manner, whether directly or indirectly, any obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation (so long as such obligation does not constitute Indebtedness) of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds: (i) for the purchase or payment of any such primary obligations; or (ii) to maintain the working capital or equity capital of the primary obligator or otherwise to maintain the net worth or solvency of the primary obligor; or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Office of the Collateral Agent” means the principal office of the Collateral Agent at which at any time its collateral agent business shall be administered, which office at the date hereof shall be at the address of the Collateral Agent specified in Section 12.1.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof shall be at the address of the Trustee specified in Section 12.1.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Debt Facility” or “Debt Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more financing arrangements (including, without limitation, credit facilities, indentures, commercial paper facilities and note purchase agreements and including the Revolving Credit Facility, the Pari Passu Credit Facility and the Junior Credit Facility) providing for revolving credit loans, term loans, letters of credit or other indebtedness or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or Refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders, investors, underwriters, agents, lenders or other parties or other trustees, administrative agents, holders, investors, underwriters, agents, lenders or other parties), including, without limitation, any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder pursuant to incremental facilities or adding Subsidiaries of the Company or other Persons as guarantors thereunder, and whether or not increasing the amount of Indebtedness that may be issued thereunder.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in Global Note” attached thereto.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company to act as depositary for the Global Notes.

“Designated Non-cash Consideration” means any consideration which is not cash or Cash Equivalents received by the Company or its Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed by the Company at or about the time of such Asset Disposition. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been transferred, sold or otherwise exchanged for or converted into or for cash or Cash Equivalents.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case by its terms or at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock and cash in lieu of fractional shares or other securities) pursuant to a sinking fund obligation or otherwise;

(2) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted

Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3) is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock and cash in lieu of fractional shares), in each case on or prior to the date that is 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a change of control or asset disposition, or upon the occurrence of events or circumstances that would also constitute a Change of Control or Asset Disposition with respect to the Notes, shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that such Person may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to any repurchase of Notes that the Company is required to make pursuant to Section 3.9 and Section 3.7 and unless such repurchase or redemption would comply with Section 3.4; provided, further, that Capital Stock will not be deemed to be Disqualified Stock as a result of provisions in any stock option, stock purchase or other equity incentive plan or any awards or agreements issued or entered into thereunder that require such Person or any of its Subsidiaries or gives any current or former employee, members of management, director, officer or consultant or their respective assigns, estates, executors, administrators, family members, spouses, former spouses, domestic partners, former domestic partners or heirs the right to require such Person or any of its Subsidiaries to purchase, redeem or otherwise acquire or retire any such Capital Stock or other awards (including, without limitation, options, warrants, restricted stock units or other rights to purchase or acquire Capital Stock, restricted stock or similar instruments) issued or issuable under such plan, award or agreement.

“Domestic Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Offering” means a public or private offering for cash by the Company of its Common Stock or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“ERISA Legend” means the legend set forth in Section 2.1(d) to be placed on all Notes issued under this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Net Cash Proceeds or the Fair Market Value of the assets (as determined conclusively by the Company) received by the Company after the Issue Date from: (a) capital contributions to its common equity capital; and (b) the sale (other than to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) of Capital Stock (other than Disqualified Stock) of the Company, in each case of clauses (a) and (b), designated as Excluded Contributions pursuant to an Officer’s Certificate on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Excluded Property” has the meaning given to such term in the Security Agreement.

“Fair Market Value” means, with respect to any property or assets, the price that would reasonably be expected to be paid in an arm’s length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, by (x) if such decision involves a determination of Fair Market Value equal or less than $30.0 million, in good faith by any member of the Senior Management of the Company and (y) if such decision involves the determination of Fair Market Value in excess of $30.0 million, in good faith by the Board of Directors of the Company.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia and any Restricted Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on September 29, 2013, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the U.S. accounting profession; provided that, for purposes of any reports or financial statements required to be delivered under Section 3.2, “GAAP” shall refer to “GAAP” as in effect on the date thereof and from time to time.

“Global Note Legend” means the legend set forth in Section 2.1(b) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.1 or 2.6 hereof.

“Good Faith by the Company” means the decision in good faith by the Chief Financial Officer or Chief Accounting Officer of the Company.

“Guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other financial obligations of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other financial obligations of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to its terms or a written agreement. No Indebtedness of a Subsidiary Guarantor shall be deemed to be subordinated or junior in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee solely by virtue of Liens, guarantees, maturity or payments or structural subordination.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a Global Note bearing the Global Note Legend and bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee and evidencing Notes transferred to Institutional Accredited Investors pursuant to Section 2.6.

“Institutional Accredited Investor” or “IAI” means an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Immaterial Subsidiary” means, as of any date of determination, any Wholly-Owned Subsidiary (other than a Foreign Subsidiary) with (1) total assets of less than $5.0 million as of the date of the most recently ended fiscal quarter for which financial statements are available and (2) total revenues of less than $5.0 million for the four most recently completed fiscal quarters ending on or prior to the date of determination for which financial statements are available; provided that a Wholly-Owned Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, Incurs any Pari Passu Lien Indebtedness, Pulitzer Junior Lien Indebtedness, Priority Payment Lien Obligations or Pulitzer Priority Payment Lien Obligations.

“Incur” means to issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary of the Company; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial discounted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium, if any (but solely to the extent that premium shall have become due and payable) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium, if any (but solely to the extent that premium shall have become due and payable) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto, except to the extent such reimbursement obligation relates to a Trade Payable or similar obligation to a trade creditor in each case incurred in the ordinary course of business) other than obligations with respect to letters of credit, bankers’ acceptances or similar instruments securing obligations (other than obligations described in clauses (1) and (2) above and clause (5) below) entered into in the ordinary course of business of such Person to the extent such letters of credit, bankers’ acceptances or similar instruments are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, bankers’ acceptances or similar instruments;

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a Trade Payable, accrued liability or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person that appears as a liability on the balance sheet of such Person under GAAP;

(6) the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference of any Disqualified Stock of such Person or, with respect to any Subsidiary of such Person that is not a Subsidiary Guarantor, any Preferred Stock of such Subsidiary (but excluding in each case any accrued or accumulated dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear as a liability on the balance sheet of such Person); and

(9) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value (giving effect to any netting arrangements) of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

In no event shall the term “Indebtedness” include (i) any Indebtedness under any overdraft or cash management facilities so long as any such Indebtedness is repaid in full no later than five Business Days following the date on which it was Incurred or in the case of such Indebtedness in respect of credit or purchase cards, within 60 days of its Incurrence, (ii) obligations in respect of performance, appeal or other surety bonds or completion guarantees Incurred in the ordinary course of business, (iii) any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP, (iv) any liability for federal, state, local or other taxes not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP, any customer deposits or advance payments received in the ordinary course of business, customary indemnification obligations and post-closing payment adjustments in connection with the purchase of a business or assets to which the seller of such business or assets may become entitled to the extent such payment is determined by a final closing balance sheet or is dependent upon the performance of such business after closing, provided that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter unless such payment is being contested by appropriate action, (vii) any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes, (viii) joint and several tax liabilities arising by operation of consolidated return, fiscal unity or similar provisions of applicable law or (ix) Contingent Obligations Incurred in the ordinary course of business or other contingent obligations arising in the ordinary course of business and not with respect to borrowed money.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness.”

For purposes of determining compliance with any covenant contained in the Indenture (including the computation of the Consolidated Leverage Ratio and the Priority Leverage Ratio), Indebtedness shall be determined without giving effect to (a) any election under ASC No. 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value” (as defined therein) and (b) any treatment of Indebtedness in respect of convertible debt instruments under ASC No. 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described herein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

“Independent Financial Advisor” means (1) an accounting, appraisal or investment banking firm or (2) a consultant to Persons engaged in a Related Business (which may include the Company or any of its Subsidiaries), in each case, of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $400,000,000 in aggregate principal amount of 9.5% Senior Secured Notes due 2022 of the Company issued under this Indenture on the Issue Date.

“Initial Purchaser” means each of J.P. Morgan Securities LLC and Deutsche Bank Securities Inc.

“Interest Payment Date” means March 15 and September 15 of each year, commencing on September 15, 2014 and ending at the Stated Maturity of the Notes.

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any Subsidiary Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Subsidiary Guarantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding-up of the Company or any Subsidiary Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Subsidiary Guarantor.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” in any Person means any advance, loan (other than advances or extensions of credit in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business;

(3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Capital Stock (other than Disqualified Stock) of the Company;

(4) a deposit of funds in connection with an acquisition; provided that either such acquisition is consummated by or through the Company or a Restricted Subsidiary or such deposit is returned to the Person who made it;

(5) an account receivable arising, or prepaid expenses or deposits made, in the ordinary course of business;

(6) licensing, sublicensing, contribution or transfer of know-how or intellectual property or the providing of services in the ordinary course of business; and

(7) (a) Guarantees of obligations not constituting Indebtedness and (b) any charitable or similar contribution to the Lee Foundation (or any successor thereto) for charitable purposes.

For purposes of Section 3.4 and the definition of “Permitted Investments:”

(1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary;

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer;

(3) if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of; and

(4) the amount of any Investment shall be deemed to be the initial amount invested, without regard to write-offs or write-downs, but after giving effect to (such effect shall result in the replenishment of any basket) all repayments of, or capital returns on, such Investment to the extent such repayments or returns are not reflected on the consolidated income statement of the Company.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. (or any successor thereto) and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc. (or any successor thereto), or, in the case of any other Rating Agency, an equivalent rating, in each case, with a stable or better outlook.

“Issue Date” means March 31, 2014.

“joint venture” means joint ventures and similar arrangements (whether structured as limited or general partnerships, limited liability companies, by agreement or otherwise).

“Junior Agent” means the administrative agent for the Junior Credit Facility.

“Junior Collateral Agent” means the collateral agent for the Junior Credit Facility.

“Junior Credit Facility” means the Second Lien Loan Agreement dated as of the Issue Date, by and among the Company, any guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Wilmington Trust, N.A., as administrative agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder (whether or not with the original administrative agent, holders, lenders, investors, underwriters, agents or other parties), including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 3.3 and Section 3.5).

“Junior Lien Indebtedness” means any Indebtedness that is secured by a Lien on the Lee Legacy Collateral that is junior to the Liens securing the Priority Payment Lien Obligations, the Notes Obligations and any other Pari Passu Lien Indebtedness pursuant to the Lee Junior Intercreditor Agreement. For purposes of clarity, it is understood that the Pulitzer Notes do not constitute Junior Lien Indebtedness.

“Lee Foundation” means Lee Foundation, an Iowa not-for-profit corporation, and its successors that are not-for-profit corporations and any other Persons formed by the Company primarily for charitable, educational or similar purposes.

“Lee Junior Intercreditor Agreement” means the Intercreditor Agreement to be entered into among the Company, the Subsidiary Guarantors, the Collateral Agent, the Trustee, on behalf of itself and the Holders, the Revolving Collateral Agent, the Revolving Agent, on behalf of itself and the lenders under the Revolving Credit Facility, the Pari Passu Collateral Agent, the Pari Passu Agent, on behalf of itself and the lenders under the Pari Passu Credit Facility, the Junior Collateral Agent and the Junior Agent, on behalf of itself and the lenders under the Junior Credit Facility, as the same may be amended, supplemented or otherwise modified from time to time.

“Lee Legacy Collateral” means all property and assets of the Company or any Subsidiary Guarantor (other than any Pulitzer Subsidiary), whether owned on the Issue Date or thereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes and the Subsidiary Guarantees pursuant to the Collateral Documents. For purposes of clarity, it is understood and agreed that the Lee Legacy Collateral shall not include any Pulitzer Collateral, any property or assets as to which the Lien securing the Notes and Subsidiary Guarantees has been released pursuant to the terms of the Indenture (unless reinstated) or the Collateral Documents (unless reinstated) or any Excluded Property.

“Lee Pari Passu Intercreditor Agreement” means the Intercreditor Agreement to be entered into among the Company, the Subsidiary Guarantors, the Collateral Agent, the Trustee, on behalf of itself and the Holders, the Revolving Collateral Agent, the Revolving Agent, on behalf of itself and the lenders under the Revolving Credit Facility, the Pari Passu Collateral Agent and the Pari Passu Agent, on behalf of itself and the lenders under the Pari Passu Credit Facility, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, in each case in the nature of security, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof or sale/leaseback, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or any filing or agreement to give any financing statement in connection therewith) be deemed to constitute a Lien.

“Material Real Property” means (i) that certain real property owned by the Company or any Subsidiary Guarantor (other than any Pulitzer Subsidiary) that was mortgaged to secure obligations under Debt Facilities existing on the day preceding the Issue Date, (ii) on and after the Pulitzer Debt Satisfaction Date and the date that any Pulitzer Subsidiary becomes a Subsidiary Guarantor, that certain real property owned by the Company or any Subsidiary Guarantor that was mortgaged to secure the Pulitzer Notes on the day preceding the Pulitzer Debt Satisfaction Date, and (iii) any other real property acquired after the Issue Date that is owned by the Company or any Subsidiary Guarantor with a Fair Market Value of at least $3.0 million.

“Mortgages” means the mortgages, hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Lee Legacy Collateral or Pulitzer

Collateral, as applicable, secured by and described in such mortgages, debentures, hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents.

“MNI” means Madison Newspapers, Inc. and its successors and assigns.

“Net Available Cash” from an Asset Disposition means cash payments received by the Company or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all brokerage, legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness (other than Priority Payment Lien Obligations, Pari Passu Lien Indebtedness and Junior Lien Indebtedness) that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets or any related security or similar agreement, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures (whether organized as partnerships, limited liability companies or other entities or pursuant to agreements) or to any co-owners (other than the Company or a Restricted Subsidiary) of any property or assets that are subject to such Asset Disposition, in each case as a result of such Asset Disposition;

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters; and

(5) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities or otherwise in respect of such Asset Disposition);

provided, however, that in the cases of clauses (4) and (5), upon reversal of any such reserve or the termination of any such escrow, Net Available Cash shall be increased by the amount of such reversal or any portion of funds released from escrow to the Company or any Restricted Subsidiary.

“Net Cash Proceeds” means, (A) with respect to any issuance or sale of Capital Stock or other securities of, or Incurrence of Indebtedness by, the Company or any Restricted Subsidiary, the cash proceeds of such issuance, sale or Incurrence, as applicable, and (B) with respect to the sale, disposition, redemption, repurchase or repayment of Restricted Investments, or the sale or other disposition of Capital Stock of an Unrestricted Subsidiary referred to in clauses (5)(c)(iv) or (5)(c)(v) of Section 3.4(a), the cash proceeds thereof received by the Company or a Restricted Subsidiary, in each of the foregoing cases, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection therewith and net of taxes paid or payable as a result thereof (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) the explicit terms of which provide there is no recourse against, or against any of the assets of, the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and any Additional Notes, treated as a single class of securities.

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Notes First Lien Percentage” means, at any time for purposes of Section 3.7, a fraction (expressed as a percentage), (i) the numerator of which is the outstanding principal amount of the Notes at such time and (ii) the denominator of which is the sum of (y) the outstanding principal amount of all outstanding Pari Passu Lien Indebtedness (other than the Notes) at such time requiring a prepayment from a specified Asset Disposition and (z) the outstanding principal amount of the Notes at such time.

“Notes Obligations” means all Obligations in respect of the Notes, the Subsidiary Guarantees and this Indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Company’s offering memorandum, dated March 21, 2014, relating to the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that a Person is a partnership, a limited liability company or other entity that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar persons or body to act on behalf of such Person. “Officer” of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or a Subsidiary Guarantor.

“Pari Passu Agent” means the Revolver Agent and the Term Loan Agent, as applicable (as each such term is defined in the Lee Pari Passu Intercreditor Agreement).

“Pari Passu Collateral Agent” means the Revolver Collateral Agent and the Term Loan Collateral Agent, as applicable (as each such term is defined in the Lee Pari Passu Intercreditor Agreement).

“Pari Passu Credit Facility” means the term loan facility under the First Lien Credit Agreement dated as of the Issue Date, by and among the Company, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and J.P. Morgan Chase Bank, N.A., as administrative agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder (whether or not with the original administrative agent, holders, lenders, investors, underwriters, agents or other parties), including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 3.3 and Section 3.5).

“Pari Passu Lien Indebtedness” means the Notes and any other Indebtedness (other than Priority Payment Lien Obligations) that is secured by a Lien on the Lee Legacy Collateral that has equal priority as the Liens securing the Notes Obligations with respect to the Lee Legacy Collateral and that is permitted by clause (1) or (36) (or, to the extent relating to Refinancings of Indebtedness secured by Liens permitted by either of such clauses or clause (19)) of the definition of “Permitted Liens.”

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company or a Restricted Subsidiary, including through the purchase of Capital Stock of a Restricted Subsidiary; provided that, until the Pulitzer Debt Satisfaction Date and so long as the Junior Credit Facility is outstanding and such agreement (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) includes provisions requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness (it being understood that the Junior Credit Facility (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) will not be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination), this clause (1) shall not include Investments by the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary in any Pulitzer Subsidiary, except that the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary may make intercompany loans and advances to the Pulitzer Subsidiaries consistent with practice prior to the Issue Date and to the extent the Incurrence of such Indebtedness is otherwise permitted under the Indenture; provided, further that all interest payable on such loans shall be payable in cash and shall not be subject to forgiveness by the Company or any Restricted Subsidiary (other than any Pulitzer Subsidiary) making such loan;

(2) any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Related Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary and, until the Pulitzer Debt Satisfaction Date and so long as the Junior Credit Facility is outstanding and such agreement (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) includes provisions requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness (it being understood that the Junior Credit Facility (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) will not be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination), if such Investment is made by the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary, such Person becomes a Restricted Subsidiary that is not a Pulitzer Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets or all or substantially all of a line of business, division or other operating unit to, or is liquidated into, the Company or a Restricted Subsidiary; provided that, until the Pulitzer Debt Satisfaction Date and so long as the Junior Credit Facility is outstanding and such agreement (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) includes provisions requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness (it being understood that the Junior Credit Facility (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) will not be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination), if such Investment is made by the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary, such surviving Person or transferee is a Restricted Subsidiary that is not a Pulitzer Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3) cash and Cash Equivalents or Investments that constituted Cash Equivalents at the time made;

(4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) commission, relocation, entertainment, payroll, travel and similar advances to cover matters that are made in the ordinary course of business;

(6) loans or advances to, or Guarantees of third party loans or advances to, employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business after the Issue Date in an aggregate amount outstanding at any time not in excess of $2.5 million (without giving effect to the forgiveness of any such loan);

(7) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a judgment, bankruptcy, workout, reorganization or recapitalization of the issuer or obligor of such other Investment or accounts receivable;

(b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default; or

(c) in the form of notes payable, or Capital Stock or other securities issued by account debtors to the Company or any Restricted Subsidiary pursuant to negotiated agreements with respect to the settlement of such account debtor’s accounts, and other Investments arising in connection with the compromise, settlement or collection of accounts receivable;

(8) Investments made as a result of the receipt of notes and other non-cash consideration (including Designated Non-cash Consideration and property received in an Asset Swap) from an Asset Disposition that was made pursuant to and in compliance with Section 3.7 or any other disposition of assets not constituting an Asset Disposition;

(9) Investments in existence on the Issue Date, and any extension, modification, replacement or renewal of any such Investments, or Investments purchased or received in exchange for such Investments existing, or made pursuant to binding commitments existing, on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment or binding commitment as in effect on the Issue Date); provided, however, that the amount of such Investment may be increased as required by the terms of such Investment or binding commitment as in effect on the Issue Date;

(10) any Person to the extent such Investments consist of Currency Agreements, Interest Rate Agreements, Commodity Agreements and other Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.3;

(11) Guarantees of, and letters of credit supporting, Indebtedness issued in accordance with Section 3.3;

(12) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation or benefit plan, including, without limitation, split dollar insurance policies, in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(13) Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(14) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility, unemployment insurance, workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(15) prepayments, deposits, loans, advances and other extensions of credit to customers, clients or suppliers made in the ordinary course of business;

(16) loans or advances or similar transactions with customers, distributors, clients, developers, suppliers or purchasers of goods or services in the ordinary course of business;

(17) Investments by the Company or any of its Restricted Subsidiaries in connection with joint production arrangements in the form of dispositions of equipment to a joint venture entity in exchange for Capital Stock of or Indebtedness of the joint venture entity so long as within 30 days after such disposition (but subject to the definition of Excluded Property and the terms and provisions of the Collateral

Documents) the Company’s or the applicable Restricted Subsidiary’s Capital Stock or Indebtedness in such entity are pledged to the Collateral Agent to secure the Notes Obligations;

(18) Investments (a) in MNI or any successor thereto or any Affiliate thereof in an aggregate amount not to exceed $5.0 million at any time outstanding and (b) in TNI or any successor thereto or any Affiliate thereof in an aggregate amount not to exceed $5.0 million at any time outstanding;

(19) the Company may acquire and hold obligations of the officers and employees of the Company or any of its Subsidiaries in connection with such officers’ and employees’ acquisition of shares of Common Stock of the Company so long as no cash is actually advanced by the Company or any of its Subsidiaries in connection with the acquisition of such Common Stock (other than payments made for fractional shares or other fractional interests);

(20) Investments in connection with any Permitted Joint Venture Transaction;

(21) other Investments by the Company or any of its Restricted Subsidiaries, so long as such Investments, together with all other Investments pursuant to this clause (21) that are outstanding at the time of such Investment, are in an aggregate amount not to exceed the greater of $50.0 million and 6.0% of Consolidated Total Assets;

(22) (a) Investments made in joint ventures and non-Wholly-Owned Subsidiaries as required by, or made pursuant to, buy/sell arrangements between the applicable parties set forth in the joint venture agreement or similar binding arrangement in an aggregate amount not to exceed the greater of $5.0 million and 0.6% of Consolidated Total Assets outstanding at any one time and (b) Investments in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and

(23) Investments consisting of cash and Cash Equivalents that are deposited with a trustee or similar Person in order to effect defeasance or covenant defeasance of an indenture or other debt instrument or satisfaction and discharge under an indenture or other debt instrument; provided that such transaction is permitted by the covenant described above under Section 3.4.

“Permitted Joint Venture Transaction” means any transaction pursuant to which (x) the Company or one or more of its Restricted Subsidiaries contributes, sells, leases or otherwise transfers assets (including, without limitation, Capital Stock) to a joint venture (whether organized as a corporation, limited or general partnership, limited liability company or other entity or by contract) or similar arrangement or undertaking (in any case, a “Subject Joint Venture”) or (y) one or more Restricted Subsidiaries of the Company issues or transfers shares of their Capital Stock to an Unrestricted Subsidiary of the Company (each, a “Subject Subsidiary”) for the purpose of forming a joint venture (whether organized as a corporation, limited or general partnership, limited liability company or other entity or by contract) or similar arrangement or undertaking, so long as, immediately after giving effect to such transaction (a) the aggregate Fair Market Value of all assets and Capital Stock contributed, sold, leased or otherwise transferred and all Capital Stock issued to Persons other than the Company or a Restricted Subsidiary of the Company pursuant to such transactions subsequent to the Issue Date shall not exceed the greater of $60.0 million and 7.35% of Consolidated Total Assets at any time outstanding (with the Fair Market Value to be determined as of the time of the applicable transaction and without regard to any subsequent changes in value thereof) and (b) such Subject Joint Venture or Subject Subsidiary (each a “Joint Venture Entity”), as the case may be, is a Restricted Subsidiary of the Company. Any joint venture (whether organized as a corporation, limited or general partnership, limited liability company or other entity or by contract) or similar arrangement or undertaking entered into in accordance with the immediately preceding sentence is referred to as a “Permitted Joint Venture.”

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness Incurred pursuant to clause (1) of Section 3.3(b) and including, without limitation, Liens securing Guarantees of such Indebtedness;

(2) (a) pledges or deposits by such Person or Liens arising (i) under workers’ compensation laws, health, disability or other employment benefits, unemployment, general insurance and other insurance laws and old age pensions and other social security or retirement benefits or similar legislation, property, casualty or liability insurance or premiums related thereto or (ii) to secure letters of credit or similar instruments posted to support payments of items set forth in clause (2)(a)(i) above, (b) good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness in respect of borrowed money) or leases to which such Person is a party, (c) deposits to secure public or statutory obligations of such Person, (d) deposits of cash or Cash Equivalents to secure surety or appeal bonds, performance and completion bonds and similar instruments to which such Person is a party, (e) deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business, or (f) pledges or deposits by such person or Liens arising in connection with Investments described in clause (23) of the definition of “Permitted Investments”;

(3) Liens arising under or imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, customs’ and revenue authorities and other like Liens, in each case Incurred in the ordinary course of business;

(4) Liens for taxes, assessments or other governmental charges or levies not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings or actions;

(5) Liens in favor of issuers of surety, customs, stay, appeal or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6) survey exceptions, encumbrances, encroachments, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, ingress/egress rights, public or private roads or access areas, alleys, pipeline interests, sewers, electric lines, water, utilities, railroad rights-of way, shared well agreements, drainage agreements, telegraph and telephone lines and other similar purposes, ordinances, zoning, building codes or other restrictions (including, without limitation, defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that (i) do not secure Indebtedness for borrowed money, and (ii) do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) (a) Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) and (b) Liens in favor of a commodity, brokerage or security intermediary who holds a commodity, brokerage or security account on behalf of the Company or a Restricted Subsidiary so long as such Lien only encumbers the related account and the property held therein;

(8) any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreements and leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the business of the Company or any of its Restricted Subsidiaries;

(9) judgment Liens not giving rise to an Event of Default, and Liens securing appeal or surety bonds related to such judgment, so long as any appropriate legal proceedings that may have been duly initiated for the re-view of such judgment have not been finally terminated or the period within which such proceedings (including, without limitation, any appeal) may be initiated has not expired;

(10) Liens for the purpose of securing (A) any Attributable Indebtedness in respect of a Sale/Leaseback Transaction Incurred pursuant to clause (17) of Section 3.3(b) or (B) the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, Purchase Money Indebtedness or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, designed, improved or leased in the ordinary course of business; provided that, in the case of this subclause (10)(B):

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture; and

(b) such Liens are created within 365 days after such acquisition, lease or completion of construction, acquisition, design or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto, improvements and accessions thereto and the proceeds thereof (it being understood that individual PPE Financing provided by one lender or its Affiliates may be cross-collateralized to other PPE Financing provided by such lender or its Affiliates on customary terms);

(11) (a) Liens that constitute banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a bank, depositary or other financial institution, whether arising by operation of law or pursuant to contract, (b) Liens encumbering reasonably customary initial deposits and margin deposits and (c) Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into in the ordinary course of business;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases and consignment or bailee arrangements entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and Liens securing liabilities in respect of indemnification obligations thereunder as long as each such Lien only encumbers the assets that are the subject of the related lease (or contained in such leasehold) or consignment or bailee arrangement;

(13) Liens existing on the Issue Date (other than (x) Liens permitted under clause (1) above or clause (35) or (36)(x)(A) below or (y) Liens securing Indebtedness being repaid or refinanced on the Issue Date (it being understood that such Liens shall be released of record as promptly as practicable following the Issue Date));

(14) Liens on property or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary (it being understood that individual PPE Financing provided by one lender or its Affiliates may be cross-collateralized to other PPE Financing provided by such lender or its Affiliates on customary terms);

(15) Liens on property at the time the Company or a Restricted Subsidiary acquired, constructed, repaired or improved the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (it being understood that individual PPE Financing provided by one lender or its Affiliates may be cross-collateralized to other PPE Financing provided by such lender or its Affiliates on customary terms);

(16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(17) (a) Liens on Capital Stock of Unrestricted Subsidiaries and Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary; provided that such Liens were not incurred in connection with or in contemplation of such designation, (b) Liens on Capital Stock in joint ventures so long as such Liens secure Indebtedness of such joint venture, (c) any encumbrance or restriction (including put and sell arrangements) in favor of a joint venture party with respect to Capital Stock of, or assets owned by, any joint venture or similar arrangement pursuant to any joint venture or similar arrangement and (d) Liens consisting of customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(18) deposits as security for contested taxes or contested import to customs duties;

(19) Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (1), (10), (13), (14), (15), (19), (35) or (36)(y) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being Refinanced or is in respect of property that is the security for a Permitted Lien hereunder (it being understood that individual PPE Financing provided by one lender or its Affiliates may be cross-collateralized to other PPE Financing provided by such lender or its Affiliates on customary terms);

(20) any interest or title of a lessor under any operating lease;

(21) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22) Liens (i) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets and any proceeds thereof, and (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods or other assets entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(24) Liens on funds of the Company or any Subsidiary held in deposit accounts with third party providers of payment services securing credit card charge-back reimbursement and similar cash management obligations of the Company or the Subsidiaries;

(25) Liens (a) of a collecting bank arising in the ordinary course of business under Sections 4-208 and 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon and (b) granted in the ordinary course of business by the Company or any Restricted Subsidiary to any bank with whom it maintains accounts to the extent required by the relevant bank’s (or custodian’s or trustee’s, as applicable) standard terms and conditions and that is within the general parameters customary in the banking industry;

(26) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(27) Liens on insurance policies and proceeds of insurance policies (including rebates of premiums) securing Indebtedness Incurred pursuant to clause (12) of Section 3.3(b) to finance the payment of premiums on the insurance policies subject to such Liens;

(28) statutory, common law or contractual Liens of landlords;

(29) customary Liens granted in favor of any trustee, collateral agent or person acting in a similar capacity to secure fees, indemnities and other amounts owing to such trustee, collateral agent or person under an indenture or other agreement pursuant to which Indebtedness permitted under Section 3.3 is or may be Incurred;

(30) Liens (a) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 3.4 or the definition of “Permitted Investment”, which are applied against the purchase price for such Investment, (b) consisting of an agreement to dispose of any property in a disposition permitted by the Indenture and (c) on any cash earnest money deposit made by the Company or any Restricted Subsidiary in connection with any letter of intent or acquisition agreement that is not prohibited by the Indenture;

(31) Liens (a) in favor of payment or credit card processors granted in the ordinary course of business and (b) arising in connection with pooled deposit or sweep accounts or similar arrangements (including relating to cash netting and overdraft protection);

(32) Liens arising in connection with Cash Equivalents described in clause (5) of the definition of Cash Equivalents and Liens under industrial revenue, municipal or similar bonds;

(33) Liens securing other obligations in an amount not to exceed $25.0 million at any time outstanding;

(34) Liens securing Cash Management Obligations Incurred in the ordinary course of business;

(35) Liens solely on assets of the Pulitzer Subsidiaries securing the Pulitzer Notes; provided that such Liens may not extend to any other property owned by the Company or any other Restricted Subsidiary; and

(36) (x)(A) Liens securing Indebtedness Incurred pursuant to clause (2) of Section 3.3(b) and including, without limitation, Guarantees of such Indebtedness; provided that (i) no more than $40.0 million aggregate principal amount of such Indebtedness shall constitute Priority Payment Lien Obligations or Pulitzer Priority Payment Lien Obligations and (ii) no more than $250.0 million aggregate principal amount of such Indebtedness shall constitute Pari Passu Lien Indebtedness or Pulitzer Junior Lien Indebtedness, (B) Liens securing Hedging Obligations, Cash Management Obligations and other cash management arrangements that are secured (other than with respect to cash collateral for letters of credit) by Liens on the Lee Legacy Collateral and, if applicable, Pulitzer Collateral that rank on a parity with the Liens securing any Indebtedness outstanding pursuant to clause (2) of Section 3.3(b) (subject to the right of any Priority Payment Lien Obligations or Pulitzer Priority Payment Lien Obligations to be paid in full upon any enforcement action with respect to the Lee Legacy Collateral or Pulitzer Collateral, as applicable, or otherwise after an event of default, including in any bankruptcy, insolvency or liquidation proceeding, before the holders of the notes or any other Pari Passu Lien Indebtedness are entitled to receive any proceeds from the Lee Legacy Collateral or the Pulitzer Collateral, as applicable) and (C) Liens on cash or deposits granted to the Collateral Agent with respect to Indebtedness Incurred pursuant to clause (2) of Section 3.3(b) in respect of letters of credit or similar instruments issued and outstanding thereunder and (y) Liens securing additional Pari Passu Lien Indebtedness in addition to the maximum amount permitted by clause (x)(A) above to the extent that after giving pro forma effect to the Incurrence of such Indebtedness under this clause (y) and the application of the proceeds therefrom on such date, the Priority Leverage Ratio of the Company and the Restricted Subsidiaries would not exceed 2.75 to 1.00; provided that such Liens are subject to the terms of the Lee Pari Passu Intercreditor Agreement; provided, further, that for all purposes of this clause (36) only, Indebtedness under a revolving credit facility shall be deemed to be Incurred on the date on which commitments are provided with respect thereto and all commitments relating to such revolving credit facility shall be deemed to be fully drawn at all times until such commitments have been terminated.

“Person” means any individual, corporation, company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“PPE Financing” means any Capitalized Lease Obligations or Purchase Money Indebtedness permitted to be Incurred under the Indenture.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Premises” means, individually and collectively, the Material Real Property that is subject to Mortgages and forms a portion of the Lee Legacy Collateral or the Pulitzer Collateral, as applicable.

“Priority Payment Lien Documents” means any documents governing Priority Payment Lien Obligations, as such documents may be amended, restated or supplemented from time to time.

“Priority Payment Lien Obligations” means, without duplication, Obligations under (i) the Revolving Credit Facility and any other Indebtedness secured by Liens permitted by clause (36)(x)(A) of the definition of Permitted Liens that the Company has designated as “Priority Payment Lien Obligations” under the Lee Pari Passu Intercreditor Agreement; provided that any Obligations in respect of loans, notes or letters of credit shall not constitute Priority Payment Lien Obligations pursuant to this clause (i) if the aggregate principal amount of such Obligations, together with any Pulitzer Priority Payment Lien Obligations, exceeds $50.0 million, and (ii) Hedging Obligations and Cash Management Obligations that are secured (other than with respect to cash collateral for letters of credit) by Liens on the Lee Legacy Collateral that rank on a parity with the Liens securing any Indebtedness constituting Priority Payment Lien Obligations outstanding pursuant to clause (2) of Section 3.3(b).

“Priority Leverage Ratio” means, at any date of determination, the ratio of:

(i) the sum, without duplication, of (x) the aggregate outstanding principal amount of Priority Payment Lien Obligations and Pari Passu Lien Indebtedness of the Company and its Restricted Subsidiaries, (y) the aggregate outstanding principal amount of Indebtedness (other than Guarantor Subordinated Obligations) of the Subsidiary Guarantors, and (z) on and after the Pulitzer Debt Satisfaction Date, the aggregate outstanding principal amount of Pulitzer First Lien Indebtedness and Pulitzer Junior Lien Indebtedness, in each case, as of such date of determination (determined on a consolidated basis in accordance with GAAP); provided that for purposes of calculating the Priority Leverage Ratio other than for purposes of determining the permissibility of any transaction under Section 3.4, without duplication (A) Indebtedness under a revolving credit facility shall be deemed to be Incurred on the date on which commitments are provided with respect thereto and all commitments relating to such revolving credit facility shall be deemed to be fully drawn at all times until such commitments have been terminated and (B) the maximum permitted amount of Priority Payment Lien Obligations then permitted to be Incurred shall be deemed to be outstanding, to

(ii) Consolidated EBITDA of the Company for the four most recently completed fiscal quarters ending on or prior to the date of determination for which annual or quarterly financial statements are publicly available;

and in each case with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Leverage Ratio; provided that, for the purpose of determining the Priority Leverage Ratio, any Indebtedness of any Pulitzer Subsidiary and any Consolidated EBITDA of any Pulitzer Subsidiary will not be included in the calculation of the Priority Leverage Ratio until the Pulitzer Debt Satisfaction Date.

“Private Placement Legend” means the legend set forth in Section 2.1(c) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Pulitzer Collateral” means all property and assets of any Pulitzer Subsidiary that is a Subsidiary Guarantor, whether owned on the Issue Date or thereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes and the Subsidiary Guarantees pursuant to the Collateral Documents. For purposes of clarity, it is understood and agreed that the Pulitzer Collateral shall not include any Lee Legacy Collateral, any property or assets as to which the Lien securing the Notes has been released pursuant to the terms of the Indenture (unless reinstated) or the Collateral Documents (unless reinstated), or any Excluded Property.

“Pulitzer Debt Satisfaction Date” means the date on which the final payment and satisfaction in full of all Pulitzer Obligations and any Pulitzer Refinancing Indebtedness (including any guarantees or pledges in respect thereof by any Pulitzer Subsidiary, but excluding any contingent indemnification obligations that are stated in the Pulitzer Notes, the Pulitzer Note Agreement or any related agreement or document (or, if applicable, the documentation for any Pulitzer Refinancing Indebtedness) to survive repayment of such Indebtedness) shall have occurred.

“Pulitzer First Lien Indebtedness” means any Indebtedness that is secured by a Lien on the Pulitzer Collateral that is senior in priority to the Liens securing Pulitzer Junior Lien Indebtedness with respect to the Pulitzer Collateral, including, without limitation, the Junior Credit Facility.

“Pulitzer Junior Intercreditor Agreement” means the Intercreditor Agreement to be entered into among the Company, the Subsidiary Guarantors, the Collateral Agent, the Trustee, on behalf of itself and the Holders, the Revolving Collateral Agent, the Revolving Agent, on behalf of itself and the lenders under the Revolving Credit Facility, the Pari Passu Collateral Agent, the Pari Passu Agent, on behalf of itself and the lenders under the Pari Passu Credit Facility, the Junior Collateral Agent and the Junior Agent, on behalf of itself and the lenders under the Junior Credit Facility, substantially on the terms set forth in the form of Pulitzer Junior Intercreditor Agreement attached as an exhibit to the Indenture or in a form that is not materially less favorable, taken as a whole (as determined in Good Faith by the Company), to the Holders of the Notes than the form attached to the Indenture on the Issue Date, and as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Pulitzer Junior Lien Indebtedness” means any Indebtedness that is secured by a Lien on the Pulitzer Collateral that (i) has a priority equal to the Liens securing the Notes Obligations with respect to the Pulitzer Collateral and (ii) is junior to the Liens securing any Pulitzer First Lien Indebtedness pursuant to the Pulitzer Junior Intercreditor Agreement.

“Pulitzer Note Agreement” means the Note Agreement dated as of May 1, 2013 among St. Louis Post-Dispatch LLC and Pulitzer Inc., as issuers, and the purchasers party thereto from time to time.

“Pulitzer Notes” means the 9% Senior Notes due 2017 issued by St. Louis Post-Dispatch LLC and Pulitzer Inc. pursuant to the Pulitzer Note Agreement. For purposes of clarity, it is understood that the Pulitzer Notes do not constitute Junior Lien Indebtedness.

“Pulitzer Obligations” means all Obligations in respect of the Pulitzer Notes and the Pulitzer Note Agreement.

“Pulitzer Pari Intercreditor Agreement” means the Intercreditor Agreement to be entered into among the Company, the Subsidiary Guarantors, the Collateral Agent, the Trustee, on behalf of itself and the Holders, the Revolving Collateral Agent, the Revolving Agent, on behalf of itself and the lenders under the Revolving Credit Facility, the Pari Passu Collateral Agent and the Pari Passu Agent, on behalf of itself and the lenders under the Pari Passu Credit Facility, substantially on the terms set forth in the form of Pulitzer Pari Intercreditor Agreement attached as an exhibit to the Indenture or in a form that is not materially less favorable, taken as a whole (as determined in Good Faith by the Company), to the Holders of the Notes than the form attached to the Indenture on the Issue Date, and as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Pulitzer Priority Payment Lien Obligations” means, without duplication, after the Pulitzer Debt Satisfaction Date, Obligations under (i) the Revolving Credit Facility and any other Indebtedness secured by Liens permitted by clause (36)(x)(A) of the definition of Permitted Liens that the Company has designated as “Pulitzer Priority Payment Lien Obligations” under the Pulitzer Pari Intercreditor Agreement; provided that any Obligations in respect of loans, notes or letters of credit shall not constitute Pulitzer Priority Payment Lien Obligations pursuant to this clause (i) if the aggregate principal amount of such Obligations, together with any Priority Payment Lien Obligations, exceeds $50.0 million, and (ii) Hedging Obligations and Cash Management Obligations that are secured (other than with respect to cash collateral for letters of credit) by Liens on the Pulitzer Collateral that rank on a parity with the Liens securing any Indebtedness constituting Pulitzer Priority Payment Lien Obligations outstanding pursuant to clause (2) of Section 3.3(b).

“Pulitzer Refinancing Indebtedness” means any Indebtedness Incurred to Refinance the Pulitzer Notes.

“Pulitzer Subsidiary” means Pulitzer Inc. and any Restricted Subsidiary of Pulitzer Inc.

“Purchase Money Indebtedness” means Indebtedness (including Capitalized Lease Obligations) Incurred to finance or refinance the purchase, lease, construction, installation, or improvement of any assets used or useful in a Related Business (whether through the direct purchase of assets or through the purchase of Capital Stock of any Person owning such assets or by the merger or consolidation of any such Person into the Company or with or into any Restricted Subsidiary), so long as such Indebtedness is Incurred within 365 days after such purchase, lease, completion of construction, installation or improvement or commencement of full operations, as the case may be.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be. Any reference to Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. shall include any successor to such rating agency.

“Record Date” for the interest payable on any applicable Interest Payment Date means March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, discharge, purchase, redeem, defease or retire (including, without limitation, pursuant to a satisfaction and discharge mechanism), or to issue other Indebtedness in exchange or replacement for or to consolidate, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that Refinances Indebtedness of another Restricted Subsidiary (except that a Subsidiary Guarantor shall not Refinance Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor)), including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) if the Stated Maturity of the Indebtedness being Refinanced is later than the Stated Maturity of the Notes, the entire principal amount of the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced at such time;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums required by the instruments governing such existing Indebtedness or premiums necessary to effectuate such Refinancing and any discounts, commissions, costs, fees and expenses Incurred in connection therewith);

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Subsidiary Guarantee on terms at least as favorable, taken as a whole (as determined in Good Faith by the Company), to the Holders as those contained in the documentation governing the Indebtedness being Refinanced; and

(5) Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Subsidiary Guarantor.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date and any reasonable extension or evolution of any of the foregoing, including without limitation, the online business of the Company and its Restricted Subsidiaries.

“Related Business Assets” means any property, plant, equipment or other assets (excluding assets that are qualified as current assets under GAAP) to be used or useful by the Company or a Restricted Subsidiary in a Related Business or capital expenditures relating thereto.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period” means, in relation to the Initial Notes, the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes were first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (B) the Issue Date; and, in relation to any Additional Notes that bear the Private Placement Legend, it means the comparable period of 40 consecutive days.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revolving Agent” means the administrative agent for the Revolving Credit Facility.

“Revolving Collateral Agent” means the collateral agent for the Revolving Credit Facility.

“Revolving Credit Facility” means the revolving credit facility under the First Lien Credit Agreement dated as of the Issue Date, by and among the Company, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and J.P. Morgan Chase Bank, N.A., as administrative agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder (whether or not with the original administrative agent, holders, lenders, investors, underwriters, agents or other parties), including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 3.3 and Section 3.5).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale/Leaseback Transaction” means any direct or indirect arrangement relating to property owned on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Restricted Subsidiaries) and the Company or such Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means (i) the Holders, (ii) the Trustee, (iii) the Collateral Agent and (iv) any successors, endorsees, transferees and assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the security agreement dated as of March 31, 2014, among the Company, the Subsidiary Guarantors and the Collateral Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Senior Management” means the Chief Executive Officer, Chief Accounting Officer, Chief Operating Officer and the Chief Financial Officer of the Company.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to its terms or a written agreement. No Indebtedness of the Company shall be deemed to be subordinated or junior in right of payment to any other Indebtedness of the Company solely by virtue of Liens, guarantees, maturity or payments or structural subordination.

“Subsidiary” of any Person means (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein or the context otherwise requires, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“substantially concurrent” means, with respect to two or more events, the occurrence of such events within 30 days of each other.

“TNI” means TNI Partners and its successors and assigns.

“Trade Payables” means, with respect to any Person, any accounts payable to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Treasury Rate” means, as determined by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date or, in the case of a redemption in connection with the satisfaction and discharge or defeasance or covenant defeasance, at least two Business Days prior to the deposit of funds with the Trustee in accordance with the applicable provisions of the Indenture (or, if such Statistical Release is no longer published, any publicly available source of similar market data)), in each case, most nearly equal to the period from the Redemption Date to March 15, 2018; provided, however, that if the period from the Redemption Date to March 15, 2018 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to March 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, who shall have direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time in the applicable jurisdiction.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note that bears the Global Note Legend and that has the “Schedule of Increases or Decreases in Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary.

As of the Issue Date, Lee Foundation shall be an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter while they are Unrestricted Subsidiaries, consist of Non-Recourse Debt;

(3) either (A) such designation and the Investment of the Company in such Subsidiary complies with Section 3.4 or the definition of “Permitted Investment” or (B) such Subsidiary has total assets of $10,000 or less;

(4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company (as determined in Good Faith by the Company);and

(7) such Subsidiary is not a “Restricted Subsidiary” (or any equivalent or analogous term) in respect of, or under, any other Indebtedness.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by delivering to the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 3.3(a) on a pro forma basis taking into account such designation or the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries would be less than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation on a pro forma basis taking into account such designation; and

(3) all Liens of such Unrestricted Subsidiary outstanding immediately following such designation as a Restricted Subsidiary would either (a) if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture or (b) extend only to the assets or property (together with all improvements thereof, accessions thereto and proceeds thereof) of such Unrestricted Subsidiary that is being designated to be a Restricted Subsidiary that will become a Subsidiary Guarantor; provided that in the case of clause (b), such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such designation.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by delivering to the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) of Regulation S under the Securities Act.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar Persons, as applicable, of such Person.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company and/or one or more Wholly-Owned Subsidiaries of the Company.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“Actual Knowledge”	7.2(g)
“Additional Notes”	2.2
“Affiliate Transaction”	3.8(a)
“Asset Disposition Offer”	3.7(f)
“Asset Disposition Offer Amount”	3.7(g)
“Asset Disposition Offer Period”	3.7(g)
“Asset Disposition Purchase Date”	3.7(g)
“Change of Control Offer”	3.9(b)
“Change of Control Payment”	3.9(b)(i)
“Change of Control Payment Date”	3.9(b)(ii)
“Covenant Defeasance Option”	8.1(b)

“Custodian”	6.1(x)
“Defaulted Interest”	2.12
“DTC”	2.1(b)
“Event of Default”	6.1(a)
“Excess Proceeds”	3.7(f)
“Four Quarter Period”	Definition of Consolidated Leverage Ratio in Section 1.1
“Guarantor Obligations”	10.1
“Legal Defeasance Option”	8.1(b)
“Note Register”	2.3
“Notes Reduction Amount”	3.7(e)
“Paying Agent”	2.3
“Payment Default”	6.1(a)(v)(A)
“Other Pari Passu Lien Indebtedness”	3.7(e)
“Redemption Date”	5.4
“Reduction Time”	3.7(e)
“Registrar”	2.3
“Reinstatement Date”	3.13(b)
“Restricted Payment”	3.4(a)(v)
“Special Interest Payment Date”	2.12(a)
“Special Record Date”	2.12(a)
“Successor Company”	4.1(a)(i)
“Successor Guarantor”	4.2(a)(i)
“Suspended Covenants”	3.13(a)
“Suspension Period”	3.13(b)
“Unutilized Excess Proceeds”	3.7(f)

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) references to sections of, or rules under, the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i) the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(j) any requirement to pay interest on the Notes shall include all additional interest, if any, required pursuant to Section 6.1(b).

ARTICLE II

THE NOTES

SECTION 2.1. Form and Dating.

(a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof. The Notes may have notations, legends or endorsements approved as to form by the Company, and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The Notes shall initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto. Each Global Note (i) shall be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or held by the Trustee as Notes Custodian for the Depositary pursuant to such Depositary’s instructions, and (iii) shall bear a Global Note Legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c) Except as permitted by Section 2.6(g), any Note not registered under the Securities Act shall bear the following Private Placement Legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN

THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

(d) Each Note shall bear the following ERISA Legend on the face thereof:

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(e) The initial offer and resale of the Notes shall not be to an Institutional Accredited Investor. The Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.6(a) shall be issued initially in the form of one or more permanent IAI Global Notes in registered form, deposited with the Trustee, as Notes Custodian for the Depository, duly executed by the Company and authenticated by the Trustee as herein provided and shall bear the Global Note Legend, the Private Placement Legend and the ERISA Legend.

(f) Members of, or Participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Notes Custodian and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the global Note for all purposes whatsoever, including but not limited to notices and payments. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. Any notice to be delivered to DTC (including, but not limited to, a notice of redemption) may be delivered electronically by the Trustee in accordance with applicable procedures of DTC.

SECTION 2.2. Form of Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $400,000,000 and (ii) subject to compliance with Sections 3.3 and 3.5, one or more issuances of Notes (“Additional Notes”) for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount, in each case upon written order of the Company in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Sections 3.3 and 3.5, together with (in the case of both Initial Notes and Additional Notes) an Opinion of Counsel stating that such Notes have been duly authorized, executed and delivered by the Company and, when duly authenticated and delivered by the Trustee in accordance with the Indenture against payment of the consideration therefor, will constitute valid and binding Obligations of the Company, enforceable against the Company in accordance with their terms (subject to customary exceptions, assumptions and qualifications); provided, that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and ISIN from the Initial Notes. In addition, each such Officers’ Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes or Additional Notes and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes. Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction. All Notes issued under this Indenture shall vote and consent together on all matters as one class and neither the Initial Notes nor any Additional Notes will have the right to vote or consent as a separate class on any matter and any Additional Notes will have identical terms and conditions as the Initial Notes other than the issue date, and, if applicable, issue price, first Interest Payment Date and the date from which interest will accrue.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

SECTION 2.3. Registrar and Paying Agent. The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee in writing and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Company or any of its Wholly-Owned Subsidiaries (other than a Foreign Subsidiary) may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions hereof that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Article VII.

The Company initially appoints the Trustee, acting through its Corporate Trust Office, as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and the Trustee agrees that, if it shall receive any such notices or demands, it shall promptly provide copies thereof to the Company.

SECTION 2.4. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

SECTION 2.5. Lists of Holders of the Notes. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof.

SECTION 2.6. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Company for Definitive Notes, subject to any applicable laws, only if (i) the Depositary notifies the Company that (A) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or (B) the Depositary is no longer registered as a clearing agency under the Exchange Act and, in either case, the Company fails to appoint a successor Depositary within 90 days after the date of such notice from the Depositary, (ii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing an Event of Default with respect to the Notes or (iii) if the Company at its option notifies the Trustee that it elects to cause the issuance of Definitive Notes and any Participant requests a Definitive Note in accordance with applicable procedures of DTC. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, Definitive Notes will be issued to each Person that such Participants, Indirect Participants and DTC, as applicable, jointly identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10. Except in the case of exchanges of beneficial interests in Global Notes for Definitive Notes and transfers of beneficial interests in Global Notes to Person who takes delivery thereof in the form of Definitive Notes, in each case as contemplated and permitted by this Section 2.6, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6. However, beneficial interests in a Global Note may be transferred and exchanged as provided in paragraph (b) or (c) below.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either (i) or (ii) below, as applicable, as well as one or more of the other applicable subparagraphs below.

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (i) unless specifically stated below.

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to subparagraph (i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to paragraph (h) below.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of subparagraph (ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in an IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of subparagraph (ii) above, and the Registrar receives the following:

(y) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof, or

(z) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests for Definitive Notes.

(i) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. Subject to Section 2.6(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; and

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to that effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this paragraph (c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this subparagraph (i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(y) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(z) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof, and, in each such case set forth in this subparagraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in subparagraph (b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in such holder’s instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(y) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(z) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this subparagraph (ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this paragraph (e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this paragraph (e):

(i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certificates, certifications or Opinions of Counsel required by item 3 thereof.

(ii) Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(y) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(z) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(g) Global Note Legend. Each Global Note shall bear the Global Note Legend.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary or the Notes Custodian, in each case at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(2) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.7, 3.9 and 5.7).

(3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid Obligations of the Company, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes to be redeemed pursuant to Article V and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or surrendered for repurchase pursuant to a Change of Control Offer or an Asset Disposition Offer.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.7. Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. The Holder must supply indemnity or security sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their fees and expenses in replacing a Note including amounts to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto.

Every replacement Note is an obligation of the Company.

SECTION 2.8. Outstanding Notes . The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 3.1 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.9, a Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note.

SECTION 2.9. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10. Temporary Notes. Until permanent Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of permanent Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate permanent Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as permanent Notes.

SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act), unless the Company directs copies of canceled Notes to be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation; provided that the foregoing shall not prevent the issuance of Additional Notes in accordance with this Indenture.

SECTION 2.12. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice unless a shorter period shall be acceptable to the Trustee) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Note or notice to Holders. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

COVENANTS

SECTION 3.1. Payment of Notes. The Company shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or a Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

To the extent permitted by applicable law, the Company shall pay interest on any overdue principal of or premium, if any, or interest on the Notes at the rate borne by the Notes; provided that, to the extent permitted by applicable law, the interest rate on any Note shall be increased by 2% per annum in excess of the interest rate otherwise borne by such Note (i) on any overdue principal of such Note and (ii) if an Event of Default set forth in clause (6) or clause (7) of Section 6.1(a) shall have occurred and be continuing.

Notwithstanding anything to the contrary in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 3.2. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide to the Trustee and the Holders, within 15 days of the applicable time periods (plus any applicable extensions of such time periods) specified in the relevant forms or in the rules and regulations of the SEC:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company and its consolidated subsidiaries and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided that such annual financial information need not include any financial or other information required by Items 11 and 14 of Part III of Form 10-K and, without limitation to the foregoing, any information required to be included in Part III of Form 10-K may be incorporated by reference from a proxy or information statement; provided, further, that current reports will only be required with respect to the following Form 8-K Items (or the applicable successor item): Item 1.01 (Entry into a Material Definitive Agreement), Item 1.02 (Termination of a Material Definitive Agreement), Item 1.03 (Bankruptcy or Receivership), Item 2.01 (Completion of Acquisition or Disposition of Assets), Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), Item 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), Item 2.05 (Costs Associated with Exit or Disposal Activities), Item 2.06 (Material Impairments), Item 3.03 (Material Modification of Rights of Security Holders), Item 4.01 (Changes in Registrant’s Certifying Accountant), Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), Item 5.01 (Changes in Control of Registrant), Items 5.02 (a), (b) and (c) (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers) and Item 9.01 (Financial Statements and Exhibits), but only with respect to financial statements and pro forma financial information relating to transactions required to be reported pursuant to Item 2.01; provided, however, that any financial statements required by Item 9.01 of Form 8-K for acquired businesses or companies will be limited to the financial statements (in whatever form and whether or not audited) that the Company receives in connection with the acquisition of such business or company.

In addition, until the Pulitzer Debt Satisfaction Date and thereafter for so long as the Junior Credit Facility is outstanding and such agreement (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) includes provisions requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness (it being understood that no Indebtedness under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) will be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination), the Company will be required to provide (but, for annual or quarterly periods ending subsequent to the Pulitzer Debt Satisfaction Date, only if the Pulitzer Subsidiaries, taken together (as of the date of the annual or quarterly financial statements of the Company and its Restricted Subsidiaries for such period that the Company is required to provide pursuant to clause (1) of the first paragraph of this Section 3.2, would not constitute a Significant Subsidiary): (i) consolidated financial information relating to the Company and its Restricted Subsidiaries (other than the Pulitzer Subsidiaries) and covering the most recent fiscal year for which audited financial statements of the Company and, if applicable, the most recently ended subsequent year-to-date period for which unaudited quarterly financial statements of the Company have been provided pursuant to clause (1) of the first paragraph of this Section 3.2 (together with comparative financial information for the prior fiscal year and, if applicable, the corresponding year-to-date period of the prior fiscal year), which consolidated financial information will be substantially consistent with the information included in the Offering Memorandum under the caption “Summary—Summary historical consolidated financial information—Lee Legacy,” and (ii) consolidated or combined financial information relating to the Pulitzer Subsidiaries and covering the most recent fiscal year for which audited financial statements of the Company and, if applicable, the most recently ended subsequent year-to-date period for which unaudited quarterly financial statements of the Company have been provided pursuant to clause (1) of the first paragraph of this Section 3.2 (together with comparative financial information for the prior fiscal year and, if applicable, the corresponding year-to-date period of the prior fiscal year), which consolidated or combined financial information will be substantially consistent with the information included in the Offering Memorandum under the caption “Summary—Summary historical consolidated financial information—Pulitzer Inc.”

To the extent any such reports are filed with the SEC and publicly available, such reports shall be deemed to have been provided to the Holders and no additional copies need to be provided to the Holders; provided, however, that copies shall still be delivered to the Trustee.

Additionally, the Company shall cause such documents to be filed with the SEC unless the SEC shall not accept such documents. The requirement for the Company to provide information may be satisfied by posting such reports, documents and information on its website within the time periods specified by this covenant; provided, however, that the Company shall (upon request) provide one copy of the exhibits of the foregoing to the Trustee and will (upon request) provide additional copies of such exhibits to any Holder or prospective Holder unless such exhibits are available on the SEC’s EDGAR website (or any successor thereto) or the Company’s website; provided, further, that the Company may provide the Trustee, Holders and prospective Holders a redacted copy of any such exhibit (i) if such exhibit has been redacted pursuant to a request for confidential treatment that is pending or has been granted or (ii) with respect to any such exhibit that has not been filed with the SEC, if it shall be determined in Good Faith by the Company that any portion of any such exhibit constitutes sensitive, confidential or privileged information or that the disclosure of any such information would be disadvantageous to the Company or any of its Restricted Subsidiaries.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary (determined as of the end of the last fiscal quarter for which quarterly or annual consolidated financial statements are required by this Section 3.2), then the quarterly and annual financial information required by this Section 3.2 shall include a summary presentation, in the footnotes to the financial statements, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

In addition, the Company and the Subsidiary Guarantors shall make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to the extent such Notes constitute “restricted securities” within the meaning of the Securities Act.

In no event shall the Trustee be responsible for determining whether the Company has satisfied its delivery obligations set forth in this Section 3.2 (including, but not limited to, clauses (1) and (2) of the first paragraph hereof).

Delivery of such reports, information and documents to the Trustee pursuant to this Section 3.2 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

SECTION 3.3. Limitation on Indebtedness.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness) if on the date thereof, after giving effect thereto and the application of the proceeds thereof on a pro forma basis, the Consolidated Leverage Ratio for the Company would be no greater than 5.00 to 1.00.

(b) The provisions of Section 3.3(a) shall not prohibit the Incurrence of the following Indebtedness:

(1) Indebtedness of the Company evidenced by the Notes (other than Additional Notes) and Indebtedness of Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the Notes (other than Additional Notes);

(2) Priority Payment Lien Obligations, Pulitzer Priority Payment Lien Obligations, Pari Passu Lien Indebtedness and Pulitzer Junior Lien Indebtedness Incurred pursuant to Debt Facilities (including the issuance and creation of letters of credit and similar instruments thereunder) in an aggregate principal amount not to exceed $290.0 million at any time outstanding less the aggregate principal amount of all mandatory principal repayments made with respect to any such Pari Passu Lien Indebtedness or Pulitzer Junior Lien Indebtedness and (b) Junior Lien Indebtedness Incurred pursuant to Debt Facilities and other Indebtedness Incurred pursuant to Debt Facilities that (solely in the case of such other Indebtedness) is secured by Liens on any properties or assets of the Company or any Restricted Subsidiary that are expressly junior in priority to the Liens on such property or assets securing the notes and the Subsidiary Guarantees pursuant to the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or any other intercreditor agreement (as applicable), (including, in each case, any issuance and creation of letters of credit and similar instruments thereunder), in an aggregate principal amount not to exceed $150.0 million at any time outstanding;

(3) Guarantees by (x) the Company or a Subsidiary Guarantor (including any Restricted Subsidiary the Company elects to cause to become a Subsidiary Guarantor in connection therewith) of Indebtedness permitted to be Incurred by the Company or a Subsidiary Guarantor in accordance with the provisions of this Indenture and (y) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture;

(4) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a) if the Company is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is subordinated in right of payment to the Notes (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with cash management operations of the Company and its Restricted Subsidiaries);

(b) if a Subsidiary Guarantor is the obligor on such Indebtedness and a Non-Guarantor Subsidiary is the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with cash management operations of the Company and its Restricted Subsidiaries); and

(c) (i) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any subsequent sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company (other than in connection with any pledge of such Indebtedness which constitutes a Permitted Lien), shall be deemed, in each case under this clause (4)(c), to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(5) any Indebtedness (other than the Indebtedness described in clauses (1), (2) and (18)) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in or Incurred pursuant to, clause (1), this clause (5), clause (6) or clause (18) or Incurred pursuant to Section 3.3(a);

(6) Indebtedness of Persons (a) Incurred and outstanding on the date of any acquisition of assets from such Person, including through the acquisition of a Person that becomes a Restricted

Subsidiary or is acquired by, or merged or consolidated with or into, the Company or any Restricted Subsidiary, on or prior to the acquisition thereof (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition, merger or consolidation) or (b) Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions in connection with, or in contemplation of, any acquisition of any assets, including through the acquisition of a Person that becomes a Restricted Subsidiary or is acquired by, or merged or consolidated with or into, the Company or any Restricted Subsidiary, prior to the acquisition thereof, provided, however, that after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6) and the application of the proceeds therefrom on a pro forma basis, either (i) the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.3(a), (ii) the Consolidated Leverage Ratio for the Company would be less than or equal to such Consolidated Leverage Ratio immediately prior to such acquisition or (iii) the aggregate principal amount of such Indebtedness and all other Indebtedness Incurred pursuant to this clause (iii) that is outstanding at the time of such acquisition, merger or consolidation (together with the aggregate principal amount of all Refinancing Indebtedness in respect of Indebtedness previously Incurred pursuant to this clause (iii) that is outstanding at such time) shall not exceed the greater of $25.0 million and 3.0% of Consolidated Total Assets at any time outstanding;

(7) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into to fix, manage or hedge interest rate, currency or commodity exposure of the Company or any Restricted Subsidiary and not for speculative purposes;

(8) Purchase Money Indebtedness in an aggregate principal amount not to exceed the greater of $30.0 million and 3.65% of Consolidated Total Assets at any time outstanding;

(9) Indebtedness Incurred by the Company or its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits, unemployment or social security laws and regulations or property, casualty or liability insurance, self-insurance obligations, performance, customs, stay, appeal, tax, bid, surety, appeal and similar bonds and completion guarantees (not for borrowed money) or security deposits, letters of credit, banker’s guarantees or banker’s acceptances, in each case in the ordinary course of business or in connection with the enforcement of rights or claims or in connection with judgments;

(10) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, Incurred or assumed in connection with an Investment in or the acquisition or disposition of any business or assets of the Company or any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition;

(11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, including, but not limited to, electronic transfers, wire transfers and commercial card payments drawn against insufficient funds in the ordinary course of business (except in the form of committed or uncommitted lines of credit); provided, however, that such Indebtedness is extinguished within ten Business Days of Incurrence;

(12) Indebtedness Incurred by the Company or any Restricted Subsidiary in connection with (i) insurance premium financing arrangements, (ii) take-or-pay obligations in supply or similar agreements Incurred in the ordinary course of business, (iii) customer deposit and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business, (iv) repurchase agreements constituting Cash Equivalents, (v) deferred compensation payable to directors, officers, members of management, employees or consultants of the Company or any Restricted Subsidiary,(vi) guarantees to suppliers, licensors or similar parties consistent with past practice and in the ordinary course of business, (vii) contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to real property of the Company or any Restricted Subsidiary, (viii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law and (ix) obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar arrangement entered into with the seller of a business or any other similar arrangements providing for the deferred payment of the purchase price for an Investment or other acquisition permitted under this Indenture;

(13) Indebtedness owed to banks and other financial institutions Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with Cash Management Obligations and other ordinary banking arrangements to provide treasury services or to manage cash balances of the Company and its Restricted Subsidiaries;

(14) Indebtedness consisting of promissory notes issued by the Company or any Restricted Subsidiary to future, present or former directors, officers, members of management, employees or consultants of the Company or any of its Subsidiaries or their respective assigns, estates, heirs, family members, spouses, former spouses, domestic partners or former domestic partners to finance the purchase, redemption or other acquisition, cancellation or retirement of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any direct or indirect part of the Company permitted under Section 3.4;

(15) Indebtedness of the Company or any Restricted Subsidiary to the extent that the Net Cash Proceeds thereof are promptly deposited to effect legal defeasance of the Notes as set forth under Article VIII or to discharge this Indenture as set forth under Section 8.1(a);

(16) Indebtedness of the Company or any Restricted Subsidiary consisting of Guarantees in respect of obligations of joint ventures and similar arrangements (whether structured as partnerships, limited liability companies, by agreement or otherwise), including the obligation to make an Investment in such joint venture or similar arrangement; provided that the aggregate principal amount of the Indebtedness Incurred pursuant to this clause (16) shall not exceed the greater of $50.0 million and 6.0% of Consolidated Total Assets at any time outstanding; provided further that in the case of any Guarantee by a Subsidiary Guarantor pursuant to this clause (16), such Guarantee constitutes Guarantor Subordinated Obligations;

(17) Indebtedness of the Company or any Restricted Subsidiary Incurred in connection with any Sale/Leaseback Transaction, in an aggregate principal amount not to exceed the greater of $15.0 million and 1.85% of Consolidated Total Assets at any time outstanding;

(18) prior to the Pulitzer Debt Satisfaction Date, Indebtedness represented by the Pulitzer Notes outstanding on the Issue Date and any Guarantees thereof by the Pulitzer Subsidiaries; and

(19) in addition to the items referred to in clauses (1) through (18) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, after giving pro forma effect to the application of the proceeds therefrom and when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (19) and then outstanding, shall not exceed the greater of $50.0 million and 6.0% of Consolidated Total Assets at any time outstanding; provided that such Indebtedness constitutes Junior Lien Indebtedness, other Indebtedness that is secured by Liens on any assets or properties of the Company or any Restricted Subsidiary that are expressly junior in priority to the Liens on such property or assets securing the Notes and the Subsidiary Guarantees pursuant to the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or any other intercreditor agreement or unsecured Indebtedness.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.3:

(1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 3.3(b) or could be Incurred pursuant to Section 3.3(a), the Company, in its sole discretion, may divide and classify such item of Indebtedness (or any portion thereof) on the date of Incurrence and may later reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 3.3 and will only be required to include the amount and type of such Indebtedness once; provided that all Indebtedness outstanding on the Issue Date under the Revolving Credit Facility, the Pari Passu Credit Facility and

the Junior Credit Facility shall be deemed Incurred on the Issue Date under clause (2) of Section 3.3(b) and may not later be reclassified;

(2) if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to clause (2) of Section 3.3(b) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(3) except as provided in clause (2) of this Section 3.2(c), Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4) the principal amount of any Disqualified Stock or Preferred Stock, shall be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(5) Indebtedness permitted by this Section 3.3 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.3 permitting such Indebtedness;

(6) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(7) for purposes of any Indebtedness Incurred under clause (4) of Section 3.3(b), it is understood and agreed that payments may be made thereon unless a Default or an Event of Default has occurred and is continuing, except as otherwise provided in any applicable intercompany subordination agreement.

Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock and the payment of any premiums, fees, costs, expenses or charges, in each case, will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Unless otherwise expressly provided for herein, for all purposes under this Indenture, the amount of any Indebtedness outstanding as of any date shall be (i) in the case of Disqualified Stock or Preferred Stock, the amount determined as provided in clause (4) of the immediately preceding paragraph, (ii) in the case of Indebtedness issued at a price that is less than the principal amount thereof, the amount determined in accordance with clause (6) of the immediately preceding paragraph, (iii) in the case of any other Indebtedness, the principal amount thereof (including, in the case of Indebtedness with interest payable in kind, any interest that is more than 30 days past due), (iv) in the case of the Guarantee by a specified Person of Indebtedness of another Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (v) in the case of Indebtedness of others Guaranteed solely by means of a Lien on any asset or property of the Company or any Restricted Subsidiary (and not to their other assets or properties generally), the lesser of (x) the Fair Market Value of such asset or property on the date on which such Indebtedness is Incurred and (y) the amount of the Indebtedness so secured.

(d) In addition, the Company shall not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 3.3, the Company shall be in Default of this Section 3.3).

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses Incurred in connection with the issuance of such new Indebtedness. Notwithstanding any other provision of this Section 3.3, the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur pursuant to this Section 3.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness and Indebtedness being Refinanced are denominated that is in effect on the date of such Refinancing.

SECTION 3.4. Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any of its Restricted Subsidiary’s Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(a) dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Disqualified Stock); and

(b) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Capital Stock on a pro rata basis (taking into account the relative preferences, if any, of the various classes or series of Capital Stock of such Restricted Subsidiary) or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of a greater value than it would receive on a pro rata basis);

(2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, in each case, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations, Guarantor Subordinated Obligations or Junior Lien Indebtedness (other than (x) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary permitted under clause (4) of Section 3.3(b) (provided, in each case referred to in this clause (x), that, until the Pulitzer Debt Satisfaction Date and for so long as the Junior Credit Facility is outstanding and such agreement (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) includes provisions requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness (it being understood that no Indebtedness under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) will be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination), neither the Company nor any Restricted Subsidiary that is not a Pulitzer Subsidiary shall make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Obligation,

Guarantor Subordinated Obligation or Junior Lien Indebtedness of the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary owing to or held by any Pulitzer Subsidiary, except that the amount of any Subordinated Obligation or Guarantor Subordinated Obligation owing to or held by any Pulitzer Subsidiary may be adjusted to the extent of (i) any increase of such Subordinated Obligation or Guarantor Subordinated Obligation as the result of any cost or expense of the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary (including, without limitation, any amounts due and payable by the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary under a tax sharing or similar agreement or any portion of the Company’s corporate overhead expenses or intercompany expenses, in each case attributable or allocated to the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary) that was paid or made in cash by any Pulitzer Subsidiary from cash flows (including Net Available Cash from any Asset Disposition of any assets or properties of Pulitzer Subsidiaries to the extent permitted by the terms of this Indenture and any other documents governing any Indebtedness of the Company or any of its Subsidiaries) originally generated or received (other than directly or indirectly received from the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary) by the Pulitzer Subsidiaries, and any subsequent reduction in such Subordinated Obligations or Guarantor Subordinated Obligations as a result of the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary reimbursing in cash or crediting any Pulitzer Subsidiary for the amount of any such payment made by such Pulitzer Subsidiary; provided, further that any such amounts were ordinarily settled through intercompany charges prior to the Issue Date or (ii) any other decrease of such Subordinated Obligation or Guarantor Subordinated Obligation to the extent the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary is permitted to make payments on behalf of the Pulitzer Subsidiaries in accordance with Section 3.11), and (y) any principal payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of such Subordinated Obligations, Guarantor Subordinated Obligations or Junior Lien Indebtedness, as the case may be, in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of principal payment, purchase, repurchase, redemption, defeasance or acquisition or retirement);

(4) until the Pulitzer Debt Satisfaction Date and for so long as the Junior Credit Facility is outstanding and such agreement (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) includes provisions requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness (it being understood that no Indebtedness under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) will be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination), make any principal, premium or interest payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary (other than Subordinated Indebtedness and Guarantor Subordinated Obligations described in clause (3) above) owing to or held by any Pulitzer Subsidiary (other than any payment, purchase, repurchase, redemption, defeasance or acquisition or retirement made by any Pulitzer Subsidiary from cash flows (including Net Available Cash from any Asset Disposition of any assets or properties of Pulitzer Subsidiaries to the extent permitted by the terms of this Indenture and any other documents governing any Indebtedness of the Company or any of its subsidiaries) originally generated or received (other than directly or indirectly received from the Company or any Restricted Subsidiary that is not a Pulitzer Subsidiary) by the Pulitzer Subsidiaries); or

(5) make any Restricted Investment (all such payments and other actions referred to in clauses (1) through (5) (other than any exception thereto) shall be referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default shall have occurred and be continuing (or would result therefrom);

(b) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Lee First Lien Leverage Ratio for the Company would be no greater than 3.25 to 1.00; and

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (6), (7), (9), (10), (11), (12), (13), (14), (15) and (18) of Section 3.4(b)) would not exceed the sum of, without duplication:

(i) the excess of (A) the Company’s cumulative Consolidated EBITDA (whether positive or negative) determined at the time of such Restricted Payment minus (B) 140% of the Company’s Consolidated Interest Expense (net of (i) amortization of debt issuance cost and (ii) non-cash interest expense and amortization of debt discount; provided that, in the case of this clause (ii), the Stated Maturity of the related Indebtedness is later than the Stated Maturity of the Notes), each determined for the period (taken as one accounting period) from and including the first day of the fiscal quarter in which the Issue Date occurs through and including the last day of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment;

(ii) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Company or a Restricted Subsidiary from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date, other than:

(A)	Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

(B)	Excluded Contributions and Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock to the extent applied to redeem Notes pursuant to Section 5.1(b);

(iii) the amount by which Indebtedness of the Company and its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange);

(iv) 100% of the Net Cash Proceeds and the Fair Market Value of property from the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made after the Issue Date and redemptions and repurchases of such Restricted Investments from the Company or its Restricted Subsidiaries and repayment of Restricted Investments in the form of loans or advances made by the Company and its Restricted Subsidiaries and proceeds representing the return of capital (excluding dividends and distributions) in respect of Restricted Investments made after the Issue Date and releases of Guarantees that constitute Restricted Investments by the Company and its Restricted Subsidiaries (other than in each case to the extent the Restricted Investment was made pursuant to clause (11) of Section 3.4(b));

(v) 100% of the Net Cash Proceeds and the Fair Market Value of property received by the Company or its Restricted Subsidiaries from the sale or other disposition (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (11) of Section 3.4(b) or to the extent such Investment constituted a Permitted Investment); and

(vi) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary or any Unrestricted Subsidiary of the Company merges into or consolidates with the Company or any of its Restricted Subsidiaries or any Unrestricted Subsidiary transfers, dividends or distributes assets to the Company or a Restricted Subsidiary, in each case after the Issue Date, the Fair Market Value of such Subsidiary as of the date of such redesignation or such merger or consolidation, or in the case of any such transfer, dividend or distribution of assets, the Fair Market Value of such assets as determined at the time of such transfer, dividend or distribution of assets (other than an Unrestricted

Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (11) of Section 3.4(b) or to the extent such Investment constituted a Permitted Investment).

(b) The provisions of Section 3.4(a) hereof shall not prohibit:

(1) any dividend or distribution on, or any purchase, repurchase, redemption, defeasance, principal payment or other acquisition or retirement of Capital Stock, Disqualified Stock, Junior Lien Indebtedness, Subordinated Obligations or Guarantor Subordinated Obligations or any Restricted Investment, made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or a substantially concurrent capital contribution received by the Company subsequent to the Issue Date (other than (x) Disqualified Stock and (y) Capital Stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock or capital contribution (to the extent used to make such Restricted Payment) shall be excluded from clause (c)(ii) of Section 3.4(a)(5);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of (x) (i) Junior Lien Indebtedness or (ii) other Indebtedness that (solely in the case of other Indebtedness referred to in this clause (ii)) is secured by Liens on any properties or assets of the Company or any of its Restricted Subsidiaries that are expressly junior in priority to the Liens on such property or assets securing the Notes and the Subsidiary Guarantees pursuant to the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or any other intercreditor agreement (as applicable), in each case, made by exchange for, or out of the proceeds of, the substantially concurrent issuance of either (I) Junior Lien Indebtedness or (II) other Indebtedness that (solely in the case of other Indebtedness referred to in this clause (II)) is secured by Liens on any properties or assets of the Company or any of its Restricted Subsidiaries that are expressly junior in priority to the Liens on such property or assets securing the Notes and the Subsidiary Guarantees pursuant to the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or any other intercreditor agreement (as applicable) and, in each case, qualifies as Refinancing Indebtedness or (y) Subordinated Obligations or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of Subordinated Obligations or Guarantor Subordinated Obligations that qualify as Refinancing Indebtedness;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 3.3;

(4) the payment of any dividend or distribution or the consummation of any redemption within 90 days after the date of declaration or the giving of irrevocable notice, as applicable, if at such date of declaration or the giving of the irrevocable notice such payment would have complied with this provision;

(5) the purchase, repurchase, redemption or other acquisition, cancellation or retirement of Capital Stock of the Company, or options, warrants, equity appreciation rights or awards issued under stock option, stock purchase or other equity incentive plans, or other rights to purchase or acquire Capital Stock, of the Company (whether pursuant to stock option, stock purchase or other equity incentive plans of the Company or any of its Subsidiaries) held by any future, present or former employees, members of management, officers or directors of or consultants to the Company or any Subsidiary of the Company or their assigns, estates, executors, administrators, family members, spouses, former spouses, domestic partners, former domestic partners or heirs, in each case in connection with the repurchase provisions under employee stock option, stock purchase or other equity incentive plans or agreements or other compensatory agreements approved by the Board of Directors of the Company; provided that such purchases, repurchases, redemptions, acquisitions, cancellations or retirements pursuant to this clause will not exceed $5.0 million in the aggregate during any fiscal year, although such amount in any fiscal year (with any unused amounts in any year being available in succeeding years) may be increased by an amount not to exceed:

(a) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to future, present or former employees, members of management, officers or directors of or consultants to the Company or any Subsidiary of the Company or their assigns, estates, executors, administrators, family members, spouses, former spouses, domestic partners, former domestic partners or heirs that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales shall be excluded from clause (c)(ii) of Section 3.4(a)(5)); plus

(b) the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in the clauses (a) and (b) of this clause (5);

(6) the accrual, declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture;

(7) repurchases or other acquisitions of Capital Stock deemed to occur (i) upon the exercise of stock options, warrants, restricted stock units or other rights to purchase Capital Stock or other instruments convertible into or exchangeable for such Capital Stock representing a portion of the exercise, conversion or exchange price thereof or (ii) in connection with withholdings or similar taxes payable by any future, present or former employee, director, officer, member of management or consultant or their assigns, estates, executors, administrators, family members, spouses, former spouses, domestic partners, former domestic partners or heirs (for purposes of clarity, it is understood and agreed that any cash received by the Company or any of its Restricted Subsidiaries as payment of all or any portion of such exercise, conversion or exchange price shall be included in clause (c)(ii) of Section 3.4(a)(5));

(8) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Junior Lien Indebtedness, Subordinated Obligations or Guarantor Subordinated Obligations at a purchase price not greater than 101% of the principal amount of (plus accrued and unpaid interest on) such Junior Lien Indebtedness, Subordinated Obligations or Guarantor Subordinated Obligations in the event of a Change of Control or similar event in accordance with provisions similar to Section 3.9; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made a Change of Control Offer under this Indenture and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer under this Indenture;

(9) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable or exercisable for Capital Stock of the Company or other exchanges of securities of the Company or a Restricted Subsidiary in exchange for Capital Stock of the Company;

(10) the purchase, repurchase, redemption, defeasance, acquisition or retirement of (a) Junior Lien Indebtedness with any Net Available Cash from any Asset Disposition of assets of any Pulitzer Subsidiary pursuant to subclause (w) of the third paragraph of Section 3.7(a) and (b) Junior Lien Indebtedness, Subordinated Obligations or Guarantor Subordinated Obligations with Unutilized Excess Proceeds remaining after an Asset Disposition Offer pursuant to Section 3.7;

(11) other Restricted Payments in an aggregate amount, which, when taken together with all other Restricted Payments made pursuant to this clause (11) (as reduced by the amount of capital returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of amounts included in clause (c)(iv) of Section 3.4(a)(5)) not to exceed the greater of $15.0 million and 1.85% of Consolidated Total Assets;

(12) the purchase of fractional shares of Capital Stock of the Company arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions;

(13) in connection with any acquisition by the Company or any of its Subsidiaries, the receipt or acceptance of the return to the Company or any of its Restricted Subsidiaries of Capital Stock of the Company or Indebtedness of the Company or any of its Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of a purchase price adjustment (including earn outs or similar obligations);

(14) the distribution of rights pursuant to any shareholder rights plan, the issuance or distribution of Capital Stock or other securities upon the exercise of such rights or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan;

(15) payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any merger, consolidation or other acquisition by the Company or any Restricted Subsidiary;

(16) the purchase, repurchase, redemption, defeasance, acquisition or retirement of (i) Junior Lien Indebtedness and (ii) other Indebtedness that, solely in the case of other Indebtedness referred to in this clause (ii), is secured by Liens on any properties or assets of the Company or any of its Restricted Subsidiaries that are expressly junior in priority to the Liens on such property or assets securing the Notes and the Subsidiary Guarantees pursuant to the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or any other intercreditor agreement (as applicable); provided that after giving effect to any such purchase, repurchase, redemption, acquisition or retirement on a pro forma basis, the Consolidated Leverage Ratio would be no greater than 3.00 to 1.00;

(17) (a) the distribution, by dividend or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents) and (b) Restricted Payments in the form of Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed the greater of $15.0 million and 1.85% of Consolidated Total Assets;

(18) Restricted Payments that are made with Excluded Contributions; and

(19) any repayment of Junior Lien Indebtedness under the Junior Credit Facility to the extent such repayment is required to be made with Pulitzer Excess Cash Flow (as such term is defined in the Junior Credit Facility as of the Issue Date), provided, however, that at the time of and after giving effect to any Restricted Payment permitted under clause (6), (10), (11), (16) or (19), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount and the amount of any non-cash Restricted Payment shall be determined conclusively in Good Faith by the Company.

For purposes of determining compliance with this Section 3.4, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (19) of Section 3.4(b) or one or more of the clauses within the definition of Permitted Investment, or is entitled to be made pursuant to Section 3.4(a), the Company shall be entitled to divide and classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this Section 3.4 (including, without limitation, by dividing such Restricted Payment among the first paragraph above, one or more clauses of the second paragraph above and/or one or more of the clauses of the definition of Permitted Investment).

If the Company or any Restricted Subsidiary makes a Restricted Investment or a Permitted Investment and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction of the amounts calculated under Section 3.4(a) or any other provision of this covenant or the definition of Permitted Investment (which was not subsequently reversed), then such reduction shall be equal to the amount of such Investment.

(d) As of the Issue Date, Lee Foundation shall be an Unrestricted Subsidiary and all of the Company’s other Subsidiaries (including the Pulitzer Subsidiaries) shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

SECTION 3.5. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur or assume any Lien that secures any Indebtedness on any asset or property of the Company or such Restricted Subsidiary or any income or profits therefrom, other than (a) Permitted Liens and (b) Liens securing Indebtedness that are expressly junior in priority to the Liens on such property or assets securing the Notes and the Subsidiary Guarantees pursuant to the Lee Junior Intercreditor Agreement or any other intercreditor agreement. In addition, if, after the Pulitzer Debt Satisfaction Date, the Company or any Subsidiary Guarantor shall create, Incur or assume any Lien on any property or asset of the Company or any such Subsidiary Guarantor, as the case may be, securing Pulitzer First Lien Indebtedness, the Company or such Subsidiary Guarantor, as the case may be, must concurrently grant a second-priority Lien (which shall be a first-priority Lien in the event the Junior Credit Facility and any other Pulitzer First Lien Indebtedness is no longer outstanding), subject to Permitted Liens, upon such property or asset as security for the Notes and the Subsidiary Guarantees pursuant to the terms and provisions of the Collateral Documents, the Pulitzer Junior Intercreditor Agreement, the Pulitzer Pari Intercreditor Agreement or any other intercreditor agreement.

SECTION 3.6. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) (A) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or

(B) pay any Indebtedness or other obligations payable in cash that are owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock or any other class or series of Preferred Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) of this Section 3.6(a)).

(b) The restrictions in Section 3.6(a) shall not prohibit encumbrances or restrictions existing under or by reason of:

(i) (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, this Indenture, the Notes and the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Revolving Credit Facility, the Pari Passu Credit Facility, the Junior Credit Facility and the Pulitzer Note Agreement in effect on such date, and (b) any encumbrance or restriction pursuant to the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement on the Pulitzer Debt Satisfaction Date (provided that each of the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement is entered into substantially in the form thereof attached to this Indenture on the Issue Date or such other form that is not materially less favorable to the Holders of the Notes than the form attached to this Indenture on the Issue Date (in each case, determined in Good Faith by the Company));

(ii) any encumbrance or restriction with respect to a Person or assets pursuant to an agreement in effect on or before the date on which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration for, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or in contemplation of the transaction) or such assets were acquired by the Company or any Restricted Subsidiary; provided that any such encumbrance or restriction shall not extend to any Person or the assets or property of the Company or any other Restricted Subsidiary other than the Person and its Subsidiaries or the assets and property so acquired (and any proceeds thereof or accessions, improvements or additions thereto);

(iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or Refinancing of an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement effecting such Refinancing or contained in such agreement immediately after giving effect to any such amendment, restatement, modification, renewal, supplement, refunding, replacement or Refinancing, as the case may be, are not materially less favorable (as determined in Good Faith by the Company), taken as a whole, to the Holders than the encumbrances and restrictions contained in such predecessor agreement or contained in such agreement immediately prior to any such amendment, restatement, modification, renewal, supplement, refunding, replacement or Refinancing, as the case may be;

(iv) any encumbrances or restrictions (a) arising in connection with Liens permitted under the provisions of the covenant described under Section 3.5 and (b) (1) that restrict in a customary manner the subletting, sublicensing, assignment or transfer of any property or asset that is subject to a lease, sublease, license or similar contract, or the assignment, sublicense or transfer of any such lease, sublease, license or other contract, (2) contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (3) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(v) Purchase Money Indebtedness and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions on the property so acquired (and any proceeds thereof or accessions, improvements or additions thereto);

(vi) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale of all or a portion of the Capital Stock or assets of such Subsidiary;

(vii) restrictions on cash or other deposits or net worth requirements imposed by customers or lessors or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;

(viii) any customary provisions in joint venture agreements, partnership agreements, limited liability company agreements, sale leaseback agreements and other similar agreements and/or governance documents entered into in the ordinary course of business, provided that if such joint venture, partnership, limited liability company or other similar entity is a Restricted Subsidiary, such provisions will not materially adversely affect the Company’s ability to make principal or interest payments on the Notes (as determined in Good Faith by the Company);

(ix) any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(x) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, order, permit or grant;

(xi) encumbrances or restrictions contained in or arising under indentures or debt instruments or other agreements governing or evidencing Indebtedness Incurred or entered into or Preferred Stock issued by the Company or any Restricted Subsidiary in accordance with Section 3.3; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make principal or interest payments on the Notes (as determined in Good Faith by the Company);

(xii) under any contract, instrument or agreement relating to Indebtedness of any Foreign Subsidiary which imposes restrictions solely on such Foreign Subsidiary and its Subsidiaries;

(xiii) encumbrances or restrictions arising in connection with Hedging Obligations; and

(xiv) encumbrances or restrictions imposed by amendments, modifications, restatements, amendments and restatements, extensions, restructurings, renewals, increases, supplements, refundings, replacements or other Refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) above; provided, that without duplication of any provisions in clauses (i) through (xiii) above, immediately after giving effect to any such amendment, modification, restatement, amendment and restatement, extension, restructuring, renewal, increase, supplement, refunding, replacement or other Refinancing, as the case may be, the applicable contract, instrument or other obligation, as the case may be, is, as determined in Good Faith by the Company, not materially more restrictive with respect to such encumbrance and other restriction, taken as a whole, than those prior to such amendment, modification, restatement, amendment and restatement, extension, restructuring, renewal, increase, supplement, refunding, replacement or other Refinancing.

SECTION 3.7. Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition following the Issue Date unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined, at the option of the Company, as of the date a letter of intent for such Asset Disposition is entered into, as of the date of such Asset Disposition or as of the date of contractually agreeing to such Asset Disposition) of the assets subject to such Asset Disposition; and

(ii) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

The Company shall determine the Fair Market Value of any consideration from such Asset Disposition that is not cash or Cash Equivalents.

Subject to the terms of the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, any Net

Available Cash received by the Company or any Restricted Subsidiary from any Asset Disposition shall be applied at the Company’s election for one or more of the following purposes:

(v) in the case of any Asset Disposition by a Non-Guarantor Subsidiary or consisting of Capital Stock of a Non-Guarantor Subsidiary, to repay Indebtedness of a Non-Guarantor Subsidiary;

(w) to the extent of any Net Available Cash from any Asset Disposition of assets of any Pulitzer Subsidiary, to repay Indebtedness (or interest or premium thereon) under the Junior Credit Facility;

(x) to reinvest in or acquire assets (including Capital Stock or other securities acquired in connection with the acquisition of Capital Stock or property of another Person that is or becomes a Restricted Subsidiary of the Company or that would constitute a Permitted Investment under clause (2) of the definition thereof) used or useful in a Related Business; provided that to the extent the assets subject to such Asset Disposition were Lee Legacy Collateral or Pulitzer Collateral, such newly acquired assets (other than Excluded Property) shall also be Lee Legacy Collateral or Pulitzer Collateral, in each case, as required by the terms and provisions of the Collateral Documents;

(y) to repay, prepay, purchase, redeem or otherwise acquire Priority Payment Lien Obligations (and, if the Priority Payment Lien Obligations so repaid, prepaid, purchased, redeemed or acquired, is under a revolving credit facility, effect a permanent reduction in the availability thereunder in an amount equal to the aggregate principal amount of Priority Payment Lien Obligations under such revolving credit facility so repaid, prepaid, purchased, redeemed or acquired) and Pari Passu Lien Indebtedness (including, without limitation, the Notes); provided that if the Company or any Restricted Subsidiary shall so reduce Pari Passu Lien Indebtedness other than Notes (any Pari Passu Lien Indebtedness other than the Notes being hereinafter referred to as “Other Pari Passu Lien Indebtedness”), the Company will use or, pursuant to subclause (c) below in this subclause (y), offer to use a portion of such Net Available Cash to reduce the outstanding principal amount of the Notes by an amount (the “Notes Reduction Amount”) equal to the product obtained by multiplying (1) the aggregate principal amount of the Notes outstanding immediately prior to the time (the “Reduction Time”) of such reduction of Other Pari Passu Lien Indebtedness by (2) a fraction (x) the numerator of which is the aggregate principal amount of such reduction in Other Pari Passu Lien Indebtedness and (y) the denominator of which is the aggregate principal amount of all Other Pari Passu Lien Indebtedness outstanding immediately prior to such Reduction Time, through any one or more of (a) redemptions of Notes as provided under Section 5.1, (b) open-market purchases of Notes (to the extent such purchases are at or above 100% of the principal amount thereof) and (c) offers to all Holders to purchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but excluding the date of purchase in accordance with the procedures set forth below for an Asset Disposition Offer (but excluding references in the following paragraph to the Notes First Lien Percentage) (it being understood that, upon the completion of any offer to purchase Notes in compliance with this subclause (y)(c), then, even if the aggregate principal amount of Notes validly tendered and not withdrawn pursuant to such offer is less than the aggregate principal amount of Notes that the Company shall have offered to purchase, the Company shall be under no further obligation to redeem, purchase or offer to purchase any Notes pursuant to this subclause (y); provided that any Net Available Cash not applied pursuant to this subclause (y)(c) shall constitute Excess Proceeds, which shall be applied in accordance with the following provisions of this covenant);

provided that, so long as (1) the Junior Credit Facility includes provisions requiring that proceeds of Asset Dispositions of assets of Pulitzer Subsidiaries shall be used to repay the Pulitzer Notes, invested in or used to acquire assets (including Capital Stock or other securities acquired in connection with the acquisition of Capital Stock or property of another Person that is or becomes a Pulitzer Subsidiary or that constitutes an Investment by a Pulitzer Subsidiary) used or useful in a Related Business or pay or prepay Indebtedness outstanding under the Junior Credit Facility or interest or premium thereon (it being understood that the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) will not be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination) and (2) the Company elects to apply any Net Available Cash pursuant to subclause (w) or (y) above, such Net Available Cash shall be applied pursuant to subclause (w) above, to the extent of any such Net Available Cash from any Asset Disposition of assets of any Pulitzer Subsidiary, and subclause (y) above, to the extent of any such Net Available Cash from any Asset Disposition of assets of the Company or any of its Restricted Subsidiaries (other than the Pulitzer Subsidiaries).

(b) All Net Available Cash that is not applied or invested (or committed pursuant to a written agreement to be applied or invested) as provided in subclause (v), (w), (x) or (y) of the third paragraph of Section 3.7(a) within 365 days after receipt of such Net Available Cash (or in the case of any amount committed to be so applied or reinvested, which are not actually so applied or reinvested within 180 days following such 365 day period) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders in an amount equal to the Notes First Lien Percentage (determined as of a date selected by the Company that is within 10 days prior to the date on which such notice of such Asset Disposition Offer is first mailed to Holders) of such Excess Proceeds to purchase the maximum principal amount of the Notes (on a pro rata basis and subject to such adjustments as may be necessary so that the unrepurchased portion of any Note repurchased in part shall be an authorized denomination and subject to rounding) that may be purchased out of the Notes First Lien Percentage of such Excess Proceeds, at an offer price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any, thereon to, but excluding, the date of purchase (subject to the rights of Holders of record on any record date to receive payments of interest on the related Interest Payment Date), in accordance with the procedures set forth in this Indenture, in integral multiples of $1,000 in principal amount (except that no note will be purchased in part if the remaining principal amount would be less than $2,000). Such Asset Disposition offer shall specify the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to tender its Notes for repurchase (including a requirement that Holders must duly tender their Notes for repurchase in accordance with such procedures at least three Business Days before the last day of the applicable Asset Disposition Offer Period) and that Holders will be entitled to withdraw their election if the Paying Agent receives, no later than the close of business on the second Business Day preceding the last of the applicable Asset Disposition Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase and a statement that such Holder in unconditionally withdrawing its election to have such Notes repurchased. To the extent that the aggregate principal amount of Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Notes First Lien Percentage of such Excess Proceeds, the Company may use any remaining portion of such Excess Proceeds that is not applied to purchase Notes (the “Unutilized Excess Proceeds”) for general corporate purposes, including the repayment of Indebtedness, or as otherwise required or permitted pursuant to its other contractual requirements, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Notes validly tendered and not properly withdrawn by Holders pursuant to an Asset Disposition Offer exceeds the Notes First Lien Percentage of such Excess Proceeds, the Notes to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered Notes (subject to such adjustments as may be necessary so that the unrepurchased portion of any note repurchased in part shall be an authorized denomination and subject to rounding). Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding anything to the contrary in the foregoing, the Company may commence or consummate an Asset Disposition Offer prior to the expiration of the 365 days after the occurrence of an Asset Disposition or the receipt of Net Available Cash from such Asset Disposition. For the avoidance of doubt, the Company shall be permitted, subject to compliance with subclause (y) of the third paragraph of Section 3.7(a) and the foregoing provisions of this paragraph, to apply Net Available Cash from any Asset Disposition to repay, prepay, redeem, purchase or otherwise acquire Priority Payment Lien Obligations or Pari Passu Lien Indebtedness at any time, subject to the other covenants contained in this Indenture.

(c) The Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than ten Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 3.7 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered in response to the Asset Disposition Offer.

(d) If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Asset Disposition Purchase Date on the Notes (or portions thereof) to be purchased by the Company on such date will be paid on the Asset Disposition Purchase Date to the Persons in whose names such Notes are registered at the close of business on such record date. Interest on Notes or portions thereof purchased by the Company pursuant to an Asset Disposition Offer will cease to accrue on and after the applicable Asset Disposition Purchase Date.

(e) On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis (subject to such adjustments as may be necessary so that the unrepurchased portion of any note repurchased in part shall be an authorized denomination and subject to rounding) to the extent necessary, the Asset Disposition Offer Amount of Notes or portions of Notes validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn, in each case in denominations of $1,000 (except that no Note will be purchased in part if the remaining principal amount would be less than $2,000). The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than ten Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes validly tendered and not properly withdrawn by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered (or similar actions will be effected in accordance with the procedures of DTC in the case of global notes); provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

(f) For the purposes of this Section 3.7, the following are deemed to be cash: (x) the assumption of Indebtedness or other liabilities of the Company (other than Disqualified Stock or Subordinated Obligations) or Indebtedness or other liabilities of any Restricted Subsidiary (other than Guarantor Subordinated Indebtedness or Disqualified Stock of any Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or liabilities in connection with such Asset Disposition, (y) securities, notes or similar obligations received by the Company or any Restricted Subsidiary from the transferee that are converted within 180 days following the closing of such Asset Disposition by the Company or such Restricted Subsidiary into cash and (z) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value (determined in Good Faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed the greater of $20.0 million and 2.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being determined in Good Faith by the Company at the time received and without giving effect to subsequent changes in value).

(g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.7. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.7, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.7.

(h) Pending the final application of any such Net Available Cash, the Company or its Restricted Subsidiaries may use such Net Available Cash to reduce revolving Indebtedness under any Debt Facility (without any requirement to permanently reduce the availability or commitment thereunder) or otherwise invest such Net Available Cash in Cash Equivalents or otherwise use such monies for any other purpose.

SECTION 3.8. Limitation on Affiliate Transactions.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $1.0 million per transaction or series of related transactions unless:

(1) the terms of such Affiliate Transaction, when viewed together with any related Affiliate Transactions, are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person that is not an Affiliate;

(2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Company (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above); and

(3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $25.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, as applicable, or not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

(b) The provisions of Section 3.8(a) shall not apply to:

(1) any (i) Restricted Payment permitted to be made pursuant to Section 3.4 and (ii) Permitted Investment (other than Permitted Investments made pursuant to clause (2) or (21) of the definition thereof);

(2) any issuance or purchase of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, severance arrangements, options to purchase Capital Stock of the Company, restricted stock plans, stock option plans, other equity incentive plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans, pension plans, equity incentive compensation plans or similar plans or agreements or arrangements approved by the Company;

(3) loans or advances, or Guarantees of third party loans or advances, to officers, employees, consultants, members of management and directors of the Company or any Restricted Subsidiary of the Company in the ordinary course of business, in an aggregate amount outstanding at any time not in excess of $5.0 million (without giving effect to the forgiveness of any such loan);

(4) the payment of reasonable and customary fees and expenses to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary or trustees of any stock option plan, stock purchase plan, other equity incentive plan, pension plan, deferred compensation plan, employee stock ownership plan or other similar plan of the Company or any of its Restricted Subsidiaries;

(5) any transaction between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries, and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary; provided that, until the Pulitzer Debt Satisfaction Date and so long as the Junior Credit Facility is outstanding and such agreement (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) includes provisions requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness (it being understood that the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) will not be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination), this clause (5) shall not include transactions between the Company and any Restricted Subsidiary (other than any Pulitzer Subsidiary), on the one hand, and any Pulitzer Subsidiary, on the other hand;

(6) the payment of reasonable and customary compensation (including fees, expenses, benefits, severance, change of control payments and equity and other incentive arrangements) to, and employee benefit arrangements, including, without limitation, split-dollar insurance policies, and indemnity or similar arrangements provided on behalf of, directors, officers, employees, members of management, consultants and agents of the Company or any Restricted Subsidiary, whether by charter, bylaw, statutory, insurance or contractual provisions or otherwise;

(7) the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of, any agreement or arrangement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date shall be permitted to the extent that, immediately after giving effect thereto, the applicable agreement, taken as a whole, is not materially more disadvantageous to the Holders, as determined in Good Faith by the Company, than the terms of such agreement in effect on the Issue Date;

(8) (a) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged with or into or consolidated with the Company or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition, merger or consolidation, or any amendment thereto (so long as, immediately after giving effect to any such amendment, the applicable agreement, taken as a whole, is not materially more disadvantageous to the Holders, as determined in Good Faith by the Company, as compared to the applicable agreement as in effect on the date of such acquisition or merger or consolidation) and (b) any merger or consolidation of the Company with or into an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction;

(9) transactions with customers, clients, suppliers, joint venturers or partners, limited or general partnerships or the partners thereof, limited liability companies or the members thereof (including, without limitation, pursuant to the terms of any applicable joint venture agreements, partnership agreements or limited liability company agreements), or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries; provided that as determined in Good Faith by the Company, such transactions are on terms, taken as a whole, that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate;

(10) any purchases by the Company’s Affiliates of Indebtedness of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness is placed with Persons who are not Affiliates of the Company;

(11) any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company and the granting of registration and other customary rights in connection therewith or any contribution to the Capital Stock of the Company or any Restricted Subsidiary;

(12) transactions between the Company or any Restricted Subsidiary, on the one hand, and MNI, Capital Times, CDP or TNI, on the other hand, in the ordinary course of business;

(13) any transaction on arm’s length terms with non-Affiliates that become Affiliates as a result of such transaction;

(14) the payment of all fees, costs and expenses (including any payments in respect of bonuses and awards) related to the refinancings and related transactions contemplated by the Offering Memorandum; and

(15) transactions in which the Company or a Restricted Subsidiary delivers to the Trustee an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm of national standing stating that the terms of such transaction, taken as a whole, are not materially less favorable than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate.

SECTION 3.9. Change of Control.

(a) If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under Section 5.1, each Holder shall have the right to require the Company to repurchase all or any part (in integral multiples of $1,000 except that no Note may be tendered in part if the remaining principal amount thereof would be less than $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, and additional interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) Within 30 days following any Change of Control, except as described below, the Company shall mail a notice (the “Change of Control Offer”) to each Holder at the address appearing in the Note Register (or otherwise provide such notice to each Holder in accordance with the applicable procedures of DTC), with a copy to the Trustee, stating:

(1) that a Change of Control Offer is being made and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, and additional interest, if any, to, but excluding, the Change of Control Payment Date (as defined below) (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased;

(4) that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

(5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6) that Holders must tender their notes for redemption, in accordance with the procedures specified in such notice, at least three Business Days before the Change Of Control Payment Date and that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d) The Paying Agent shall promptly mail (or otherwise transmit in accordance with the applicable procedures of DTC) to each Holder of a Note (or portion thereof) so tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(e) If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date on the Notes (or portions thereof) properly tendered pursuant to the Change of Control Offer and not withdrawn will be paid on the Change of Control Payment Date to the Persons in whose names such Notes are registered at the close of business on such Record Date. Interest on Notes (or portions thereof) properly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date.

(f) The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

(g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption for all of the outstanding Notes has been given pursuant to this Indenture unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to, but excluding, the proposed Redemption Date. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement regarding such Change of Control is in effect at the time of making the Change of Control Offer.

(h) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of such conflict.

SECTION 3.10. Future Subsidiary Guarantors.

(a) The Company shall cause each Restricted Subsidiary (other than any Foreign Subsidiary) that guarantees Indebtedness for borrowed money Incurred by the Company or any Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior secured basis (to the extent required by, and subject to the terms, limitations and provisions in, the Collateral Documents) and all other obligations of the Company under this Indenture; provided that any Restricted Subsidiary that constitutes an Immaterial Subsidiary shall not be required to become a Subsidiary Guarantor until such time as it ceases to be an Immaterial Subsidiary; provided, further, that no Pulitzer Subsidiary shall be required to become a Subsidiary Guarantor prior to the Pulitzer Debt Satisfaction Date and the date on which such Pulitzer Subsidiary has guaranteed Indebtedness for borrowed money Incurred by the Company or any Subsidiary Guarantor.

(b) Each Restricted Subsidiary (other than a Pulitzer Subsidiary) that becomes a Subsidiary Guarantor on or after the Issue Date shall also become a party to the applicable Collateral Documents and the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement and, to the extent required by the Collateral Documents and subject to the limitations and exclusions therein, shall as promptly as practicable execute and deliver such security instruments, financing statements and certificates as may be necessary to vest in the Collateral Agent a perfected first-priority security interest, or Lien, as applicable (subject to Liens permitted by Section 3.5 and the right of all Priority Payment Lien Obligations to be paid in full from proceeds of the Lee Legacy Collateral upon any enforcement action with respect to the Lee Legacy Collateral or otherwise after an event of default, including in any bankruptcy, insolvency or liquidation proceedings, before any such proceeds may be applied to the payment of the Notes or any other Pari Passu Lien Indebtedness) , in properties and assets that constitute Lee Legacy Collateral owned by such Subsidiary Guarantor as security for the Notes and the Subsidiary Guarantees (subject to the limitations and exclusions in the Collateral Documents and this Indenture), and thereupon all provisions of this Indenture relating to the Lee Legacy Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect. Each Pulitzer Subsidiary that becomes a Subsidiary Guarantor on or after the Pulitzer Debt Satisfaction Date shall become a party to the applicable Collateral Documents, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement and, to the extent required by the Collateral Documents and subject to the limitations and exclusions therein, shall as promptly as practicable execute and deliver such security instruments, financing statements and certificates as may be necessary to vest in the Collateral Agent a perfected second-priority security interest or other Lien, as applicable (which shall be on a first-priority basis in the event the Junior Credit Facility and any other Pulitzer First Lien Indebtedness is no longer outstanding), subject to Liens permitted by Section 3.5 and the right of all Pulitzer Priority Payment Lien Obligations to be paid in full from the proceeds of the Pulitzer Collateral upon any enforcement action with respect to the Pulitzer Collateral or otherwise after an event of default, including in any bankruptcy, insolvency or liquidation proceedings, before any such proceeds may be applied to the payment of the Notes or any other Pulitzer Junior Lien Indebtedness, in properties and assets that constitute Pulitzer Collateral owned by such Pulitzer Subsidiary as security for the Notes and the Subsidiary Guarantees (subject to the limitations and exclusions in the Collateral Documents and this Indenture), and thereupon all provisions of this Indenture relating to the Pulitzer Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

SECTION 3.11. Limitation on Use of Pulitzer Subsidiaries’ Cash Flows.

Until the Pulitzer Debt Satisfaction Date and for so long as the Junior Credit Facility is outstanding and such agreement (or any agreement or instrument governing any outstanding Indebtedness Incurred to Refinance the Junior Credit Facility) includes provisions requiring that any cash flow of the Pulitzer Subsidiaries must be applied (or, at the option of the lenders, must be applied), or that the Pulitzer Subsidiaries must use best, reasonable best or commercially reasonable efforts to use any cash flow of the Pulitzer Subsidiaries, to repay borrowings under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) before such cash flow may be applied to pay principal of or interest on the Notes or any other Pari Passu Lien Indebtedness (it being understood that no Indebtedness under the Junior Credit Facility (or any Indebtedness Incurred to Refinance the Junior Credit Facility) will be deemed to include provisions to the foregoing effect solely by virtue of Liens on Lee Legacy Collateral, Pulitzer Collateral or other collateral, guarantees, maturity or structural subordination), the Company shall (and shall cause the Pulitzer Subsidiaries to) use commercially reasonable efforts (as determined in Good Faith by the Company) to cause, without duplication, (i) all expenses of the Pulitzer Subsidiaries (other than expenses that, prior to the Issue Date, were ordinarily settled through intercompany charges between the Company and its Restricted Subsidiaries (other than the Pulitzer Subsidiaries), on the one hand, and the Pulitzer Subsidiaries, on the other hand), (ii) after the Pulitzer Debt Satisfaction Date, all expenses of the Pulitzer Subsidiaries that, prior to the Issue Date, were ordinarily settled through intercompany charges between the Company and its Restricted Subsidiaries (other than the Pulitzer Subsidiaries), on the one hand, and the Pulitzer Subsidiaries, on the other hand, in an aggregate amount not to exceed $12.5 million per fiscal year, (iii) all interest payments on the Junior Credit Facility, (iv) all costs, fees, expenses, interest, premium and principal payments in respect of Indebtedness for borrowed money in respect of which any of the Pulitzer Subsidiaries is the direct obligor and (v) Investments made in cash by the Pulitzer Subsidiaries, in each case to be paid or made from cash flows (including, but not limited to, Net Available Cash from any Asset Disposition of any assets or properties of the Pulitzer Subsidiaries to the extent permitted by the terms of this Indenture and any other documents governing any Indebtedness of the Company or any of its Subsidiaries) originally generated or received (other than directly or indirectly received from the Company or any Restricted Subsidiary, other than any Pulitzer Subsidiary) by the Pulitzer Subsidiaries; provided that, in the case of clauses (i) through (v) above, to the extent the Pulitzer Subsidiaries do not have sufficient cash flows (including Net Available Cash from any Asset Disposition of any assets or properties of Pulitzer Subsidiaries to the extent permitted by the terms of this Indenture and any other documents governing any Indebtedness of the Company or any of its Subsidiaries) to make such payments, as determined in Good Faith by the Company, such payments may be paid by the Company or any of its Subsidiaries.

SECTION 3.12. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

SECTION 3.13. Effectiveness of Covenants.

(a) Following the first day: (a) the Notes have an Investment Grade Rating from both of the Ratings Agencies, and (b) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to Sections 3.3, 3.4, 3.6, 3.7, 3.8, 3.10, 3.12 and clause (4) of Section 4.1(a) (collectively, the “Suspended Covenants”). Additionally, upon the commencement of a Suspension Period (as defined below), the amount of Excess Proceeds will be reset to zero.

(b) If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency, then the Suspended Covenants shall thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing under this Indenture (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both Rating Agencies); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under this Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time from, and including, the date of a suspension of the covenants as described above to, but excluding, the applicable Reinstatement Date is referred to as a “Suspension Period.” There may be one or more Suspension Periods and one or more Reinstatement Dates.

(c) On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period shall be deemed (other than for purposes of the proviso in clause (1) of Section 3.3(c)) to have been outstanding on the Issue Date, so that it is classified as permitted under clause (5) of Section 3.3(b) (subject to the Company’s right to reclassify all or any portion of such Indebtedness as permitted by Section 3.3). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 3.4 shall be made as though Section 3.4 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 3.4(a) to the extent such Restricted Payments were not Permitted Investments or were not otherwise permitted to be made pursuant to clauses (1) through (19) of Section 3.4(b); provided that the amount available to be made as Restricted Payments on the Reinstatement Date pursuant to such first paragraph shall not be reduced below zero solely as a result of such Restricted Payments.

(d) During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(e) Promptly following the occurrence of any Suspension Period or Reinstatement Date, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Period has commenced or a Reinstatement Date has occurred or notify the Holders of any commencement of a Suspension Period or occurrence of a Reinstatement Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes upon request.

SECTION 3.14. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (commencing with the fiscal year ending September 28, 2014) an Officers’ Certificate stating whether or not the signers know of any Default that occurred during the previous fiscal year. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 3.15. Statement by Officers as to Default. The Company shall deliver to the Trustee, within 30 days after a responsible officer of the Company obtains knowledge thereof if such event is still continuing, written notice in the form of an Officers’ Certificate of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default under clause (1), (2), (3), (4), (5), (8), (9) or (10) of Section 6.1(a), which shall include the status thereof and what action the Company is taking or proposing to take in respect thereof.

SECTION 3.16. Payment for Consents. The Company shall not, and shall not permit any of its Subsidiaries to, pay or cause to be paid any consideration to or for the benefit of any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that if such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are “qualified institutional buyers,” within the meaning of Rule 144A, or non-U.S. Persons, within the meaning of Regulation S then such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.

ARTICLE IV

SUCCESSOR COMPANY AND SUCCESSOR GUARANTOR

SECTION 4.1. When Company May Merge or Otherwise Dispose of Assets.

(a) The Company shall not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) if other than the Company, the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State of the United States, any territory thereof or the District of Columbia;

(2) the Successor Company (if other than the Company) and, in the case of a Successor Company that is not a corporation, a corporate co-issuer, shall assume pursuant to a supplemental indenture or other documentation instruments, executed and delivered to the Trustee, in forms reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture, the Collateral Documents to which the Company is a party and the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement (as applicable);

(3) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an Obligation of the Company, the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Company, the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable Four Quarter Period;

(i) the Company or the Successor Company, as applicable, would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.3(a); or

(ii) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than or equal to such Consolidated Leverage Ratio prior to such transaction;

(5) if the Successor Company is not the Company, each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (i) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Successor Company’s obligations under this Indenture and the Notes and that such Subsidiary Guarantor’s obligations under the Collateral Documents to which it is a party and the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement (as applicable) shall continue to be in effect; and

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Section 4.1 and, if any supplement to any Collateral Document is required in connection with such transaction, that such supplement complies with the applicable provisions of this Indenture.

(b) Without compliance with clauses (3) and (4) of Section 4.1(a):

(1) any Restricted Subsidiary may consolidate with, merge with or into or to the Company or a Subsidiary Guarantor so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company or a Subsidiary Guarantor; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company and the Subsidiary Guarantors will not be required to comply with clauses (5) and (6) of Section 4.1(a), and

(2) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another State of the United States, any territory thereof or the District of Columbia to realize tax or other benefits, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company and the Subsidiary Guarantors shall not be required to comply with clauses (5) and (6) of Section 4.1(a).

(c) Upon satisfaction of the conditions set forth in Section 4.1(a) or 4.1(b), as applicable, the Company shall be released from its obligations under this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement and the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Collateral Documents and the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, but, in the case of a lease of all or substantially all its assets, the predecessor Company shall not be released from the obligation to pay the principal of and interest on the Notes.

SECTION 4.2. When a Subsidiary Guarantor May Merge or Otherwise Dispose of Assets.

(a) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Subsidiary Guarantor), unless:

(1) if such entity remains a Subsidiary Guarantor: (a) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, any other territory thereof or the District of Columbia; (b) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes in writing by supplemental indenture (or other applicable documents), executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, this Indenture, the Collateral Documents to which such Subsidiary Guarantor is a party, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement (as applicable); (c) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (d) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of

Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(2) if such transaction constitutes an Asset Disposition that results in the release of the Subsidiary Guarantee of such Subsidiary Guarantor under this Indenture, the transaction is made in compliance with Section 3.7 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time).

(b) Upon satisfaction of the conditions set forth in Section 4.2(a), the applicable Subsidiary Guarantor shall be released from its obligations under this Indenture, its Subsidiary Guarantee, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement (as applicable), and the Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantee, the Collateral Documents and the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement (as applicable), but, in the case of a lease of all or substantially all its assets, a Subsidiary Guarantor shall not be released from its obligations under its Subsidiary Guarantee.

(c) Notwithstanding the foregoing Sections 4.1 and 4.2, (a) any Subsidiary Guarantor may (i) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company or (ii) merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby (and such surviving entity remains a Subsidiary Guarantor) and (b) any Restricted Subsidiary may dissolve, liquidate or wind up its affairs or merge with or into the Company or another Restricted Subsidiary (other than a Subsidiary Guarantor dissolving, liquidating or winding up its affairs with its assets being transferred to a Non-Guarantor Subsidiary or a Subsidiary Guarantor merging into a Non-Guarantor Subsidiary if the survivor is not a Subsidiary Guarantor) if such dissolution, liquidation or winding-up or merger is in the best interest of the Company (as determined in Good Faith by the Company).

ARTICLE V

REDEMPTION OF NOTES

SECTION 5.1. Optional Redemption.

(a) Except as set forth in Section 5.1(b) and (c), the Notes are not redeemable until March 15, 2018. On and after March 15, 2018, the Company may redeem all or, from time to time, a part of the Notes at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) plus accrued and unpaid interest on the Notes, if any, and additional interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2018	104.750%
2019	102.375%
2020 and thereafter	100.000%

(b) The Company may on any one or more occasions prior to March 15, 2017, redeem up to 35% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid interest, if any, and additional interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that:

(i) at least 65% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

(ii) the redemption occurs within 90 days after the closing of such Equity Offering.

Notice of any redemption pursuant to this Section 5.1(b) may be given prior to the completion of such Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(c) In addition, at any time prior to March 15, 2018, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, and additional interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

SECTION 5.2. Election to Redeem; Notice to Trustee of Optional and Mandatory Redemptions. If the Company elects to redeem Notes pursuant to Section 5.1, the Company shall furnish to the Trustee, at least 5 Business Days (or such shorter time as may be acceptable to the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 5.4, an Officers’ Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Notes to be redeemed and (d) the redemption price (or, if not then calculable, the method of calculating the redemption price).

SECTION 5.3. Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then by lot, pro rata or in accordance with the applicable procedures of DTC (in the case of Global Notes) (subject to rounding such that Notes are redeemed in whole increments of $1,000 in principal amount and no Note of $2,000 in principal amount or less shall be redeemed in part). If any Note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note in accordance with Section 5.7.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be re deemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.4. Notice of Redemption. The Company shall mail or cause to be mailed by first class mail to each Holder whose Notes are to be redeemed at its registered address or, in the case of Global Notes, provide to such Holder in accordance with the applicable procedures of DTC a notice of redemption not less than 30 nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”). The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense. Notwithstanding the foregoing, redemption notices may be mailed or otherwise provided more than 60 days prior to a Redemption Date if the notice is issued in connection with discharge of this Indenture, defeasance or legal defeasance as contemplated by Article VIII.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the redemption price (if then ascertainable) and the amount of accrued interest, if any, to, but excluding, the Redemption Date payable as provided in Section 5.6, if any; provided that in connection with a redemption under Section 5.1(c), the notice need not set forth the redemption price but only the manner of calculation therof,

(c) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(d) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(e) that on the Redemption Date the redemption price (and accrued interest, if any, to, but excluding, the Redemption Date payable as provided in Section 5.6) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes (or the portion thereof) called for redemption shall cease to accrue on and after said date,

(f) the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any,

(g) the name and address of the Paying Agent,

(h) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price,

(i) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

(j) the Section of this Indenture pursuant to which the Notes are to be redeemed.

SECTION 5.5. Deposit of Redemption Price. Prior to 12:00 noon, New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 5.6. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable (except as provided for in the last paragraph of Section 5.1(b)) at the redemption price therein specified (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price, together with accrued interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall (to the extent permitted by applicable law), until paid, bear interest from the Redemption Date at the rate borne by the Notes; provided that the interest rate on any principal of a Note (or portion thereof) called for redemption but not paid on the applicable Redemption Date shall, to the extent permitted by law, be 2% per annum in excess of the interest rate otherwise borne by the Notes.

If a Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, and additional interest thereon, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Company.

SECTION 5.7. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 2.3 (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note shall be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1. Events of Default.

(a) Each of the following is an event of default (an “Event of Default”):

(1) default in any payment of interest on any Note when due, and the continuance of such default for 30 days;

(2) default in the payment of principal of or premium, if any, on any Note when the same becomes due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article IV (other than any requirement thereunder relating to the delivery or filing of a certificate, instrument or other document related to the giving of notice or the granting or perfection of security interests or Liens);

(4) failure by the Company or any Subsidiary Guarantor to comply for 60 days after receipt of written notice as provided below with any of its obligations under Article III or any of its other agreements contained in this Indenture (in each case, other than matters that would constitute an Event of Default under Section 6.1(a)(1), 6.1(a)(2) and 6.1(a)(3));

(5) default by the Company or any of its Restricted Subsidiaries under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than indebtedness owed to the Company or a Restricted Subsidiary, whether such indebtedness or Guarantee exists on or is created after the Issue Date, which default:

(a) is caused by a failure to pay principal on such Indebtedness at its final stated maturity but after giving effect to any applicable grace period provided in the agreements or instruments governing such indebtedness (“payment default”); or

(b) results in the acceleration by the holders of such Indebtedness prior to its stated final maturity (the “cross-acceleration provision”);

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated (after giving effect to any grace period provided in such indebtedness), aggregates $50.0 million or more;

(6) the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest annual or quarterly consolidated financial statements for the Company and its

Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any applicable Bankruptcy Law:

(a) commences voluntary proceedings to be adjudicated bankrupt or insolvent;

(b) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt reorganization relief under applicable Bankruptcy Law;

(c) consents to the appointment of a Custodian (as defined below) of it or for substantially all of its property; or

(d) makes a general assignment for the benefit of its creditors;

(7) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that:

(a) is for relief against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest annual or quarterly consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case to be adjudicated bankrupt or insolvent;

(b) appoints a Custodian of the Company, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest annual or quarterly consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest annual or quarterly consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(c) orders the winding up or liquidation of the Company, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest annual or quarterly consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and, in each case of clauses (a), (b) and (c) of this Section 6.1(a)(7), the order or decree remains unstayed and in effect for 60 consecutive days;

(8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest annual or quarterly consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $50.0 million (net of any amounts that are covered by insurance or covered by indemnification, in each case as determined in the Good Faith by the Company, by an insurance provider or indemnitor that has not denied coverage), which judgments remain unsatisfied or undischarged for a period of 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect (the “judgment default provisions”);

(9) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest annual or quarterly consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except pursuant to the terms of this Indenture or such Subsidiary Guarantee) or is declared null and void in a judicial proceeding and such default continues for 30 days; or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest annual or quarterly consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary denies in writing or disaffirms in writing its obligations under this Indenture, its Subsidiary Guarantee, any Collateral Document, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the

Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement, as applicable (other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with the terms of this Indenture), and the Company fails to cause such Significant or Restricted Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days; and

(10) with respect to any Lee Legacy Collateral, together with, if applicable, any Pulitzer Collateral having a Fair Market Value in excess of $10.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Lee Legacy Collateral or Pulitzer Collateral (if applicable) under the Collateral Documents, at any time, to be in full force and effect for any reason (other than in accordance with the terms of the Collateral Documents or the terms of this Indenture or the terms of the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement, as applicable, and other than as a result of the satisfaction in full of all Obligations under this Indenture or discharge of this Indenture pursuant to Section 8.1(a) or a legal defeasance or covenant defeasance of this Indenture under Section 8.1(b), if such failure continues for 60 days after notice or (B) the assertion by the Company or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable if such assertion is not rescinded within 60 days after notice (except, in each case of clauses (A) and (B) for the failure or loss of perfection resulting from the failure of the Collateral Agent or the Trustee or any similar Person to make filings, renewals and continuations (or other equivalent filings) which are required to be made or the failure of the Trustee, the Collateral Agent or any other secured party to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents).

(b) Notwithstanding the foregoing, if the Company so elects, the sole remedy of the Holders for the Company’s failure to comply with Section 3.2 hereof or, if the Company in its sole discretion elects to qualify this Indenture under the Trust Indenture Act, for a failure to comply with any obligations the Company may have under Section 314(a)(1) of the Trust Indenture Act, will for the first 180 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the Notes at a rate per annum: (i) equal to 0.25% for the first 90 days after the occurrence of such failure and (ii) equal to 0.50% from the 91st day to, and including, the 180th day after the occurrence of such failure. Such additional interest will accrue on all outstanding Notes from and including the date on which such failure first occurs to, but excluding, the date on which such failure is cured or waived, and shall be payable on each relevant Interest Payment Date to Holders of record on the regular Record Date immediately preceding the Interest Payment Date. On the 181st day after such failure (if such failure is not cured or waived prior to such 181st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes shall be subject to acceleration as provided below.

(c) Notwithstanding the foregoing, a default under clauses (4) or (10)(A) or (10)(B) of Section 6.1(a) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (4) or (10)(A) or (10)(B) of Section 6.1(a) after receipt of such written notice.

(d) The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default described in Section 6.1(a)(6) or Section 6.1(a)(7) with respect to the Company) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default and that it is a “notice” to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall, subject to Section 6.4, be immediately due and payable. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.1(a)(5) above has occurred and is continuing, such declaration of acceleration of the Notes shall be automatically rescinded and annulled if the payment default or cross-acceleration provision triggering such Event of Default pursuant to Section 6.1(a)(5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration of the Notes with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in Section 6.1(a)(6) or Section 6.1(a)(7) with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture (including sums owed to the Trustee and Collateral Agent and their agents and counsel), the Subsidiary Guarantees, Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. To the extent permitted by applicable law, a delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default, no remedy is exclusive of any other remedy, and all available remedies are cumulative.

SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive (including, without limitation, waivers obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) an existing Default or Event of Default and its consequences (except a Default or Event of Default in the payment of the principal of, premium or interest on any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such acceleration, have been cured or waived.

SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement, or, subject to Sections 7.1 and 7.2, that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of other Holders or that the Trustee or the Collateral Agent determines would involve the Trustee or the Collateral Agent, respectively, in personal liability; provided, however, that the Trustee or the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee or the Collateral Agent shall be entitled to indemnity reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with the request within 60 days after receipt of such request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

Notwithstanding the forgoing, in no event may any Holder enforce any Lien of the Collateral Agent pursuant to the Collateral Documents. The Collateral Agent’s ability to foreclose upon and sell the Lee Legacy Collateral or the Pulitzer Collateral upon an Event of Default shall be subject to the terms of the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement and limitations under Bankruptcy Laws and local laws.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee has no affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in such proceeding.

SECTION 6.10. Priorities.

Subject to the terms of the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement and Section 11.4(f) the Trustee shall pay out any money or property received by it, whether pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or otherwise, in the following order:

First: to the Trustee and Collateral Agent for amounts due to each of them under this Indenture, including without limitation Section 7.6, and under the Collateral Documents;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or, to the extent the Trustee receives any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail or in the case of Global Notes, deliver in accordance with the procedures of the Depositary, to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

SECTION 6.12. Restoration of Rights and Remedies. If the Trustee, the Collateral Agent or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder(s), then and in every such case, subject to any determination in such proceedings, the Company, the Subsidiary Guarantors and their respective Subsidiaries, on the one hand, and the Trustee, the Collateral Agent and the Holders, on the other hand, shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE VII

TRUSTEE

SECTION 7.1. Duties of Trustee and Collateral Agent.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, as the case may be, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that, subject to the provisions of this Indenture relating to the duties of the Trustee and the Collateral Agent if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement at the request or direction of any of the Holders unless such Holders have offered the Trustee or the Collateral Agent indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.

(b) Except during the continuance of an Event of Default:

(i) the Trustee or the Collateral Agent undertake to perform such duties and only such duties as are specifically set forth in this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement and no implied covenants or obligations shall be read into this Indenture, any Collateral Document, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement against the Trustee or the Collateral Agent; and

(ii) in the absence of negligence, willful misconduct or bad faith on its part, the Trustee or Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or Collateral Agent under this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Trustee or the Collateral Agent, the Trustee or the Collateral Agent shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee and the Collateral Agent shall not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct or bad faith, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Collateral Agent shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Collateral Agent was negligent in ascertaining the pertinent facts;

(iv) neither the Trustee nor the Collateral Agent shall be liable with respect to any action it takes or omits to take in accordance with a direction received by it pursuant to Section 6.5; and

(v) The Collateral Agent shall not have any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing.

(d) The Trustee and the Collateral Agent shall not be liable for interest on any money received by it except as the Trustee and the Collateral Agent may agree in writing with the Company.

(e) Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee and the Collateral Agent shall be subject to the provisions of this Section.

SECTION 7.2. Rights of Trustee and Collateral Agent.

(a) In the absence of negligence, willful misconduct or bad faith on its part, each of the Trustee and the Collateral Agent may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee and the Collateral Agent need not investigate any fact or matter stated in the document.

(b) Before the Trustee or the Collateral Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) Each of the Trustee and the Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) Each of the Trustee and the Collateral Agent shall not be liable for any action it takes or omits to take in good faith (in the case of the Trustee) which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s or the Collateral Agent’s conduct, respectively, does not constitute bad faith, willful misconduct or negligence.

(e) Each of the Trustee and the Collateral Agent may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee and the Collateral Agent shall not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture, any other Collateral Document, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement; moreover, the Trustee and the Collateral Agent shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, in any Collateral Document, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any Collateral Document, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement, (iii) the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (iv) the value or the sufficiency of any Lee Legacy Collateral or Pulitzer Collateral, (v) the satisfaction of any condition set forth in any Collateral Document, other than to confirm receipt of items expressly required to be delivered to the Trustee or the Collateral Agent or (vi) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note other evidence of Indebtedness or other paper or document, but each of the Trustee and the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to make such reasonable examination, at such times as the Company shall reasonably agree, of the books, records and premises of the Company, personally or by agent or attorney and shall Incur no liability or additional liability of any kind by reason of such inquiry or investigation. The Trustee and the Collateral Agent shall have no liability with respect to any action or inaction taken by or with respect to any sub-collateral agent.

(g) The Trustee and the Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Trust Officer or Collateral Agent Officer, as applicable, shall have (x) received written notification at the Corporate Trust Office of the Trustee or the Corporate Office ot the Collateral Agent, as applicable, and such notice references the Notes and this Indenture or (y) obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer or Collateral Agent Officer, as applicable, without independent investigation with respect thereto.

(h) In no event shall the Trustee or the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent, and each agent, custodian and other Person employed by the Trustee or the Collateral Agent in accordance with the provisions of this Indenture to act hereunder and under the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement.

(j) The Trustee and the Collateral Agent may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers or other Persons authorized at such time to take specified actions pursuant to this Indenture.

(k) The permissive rights of the Trustee to take or refrain from taking actions enumerated in this Indenture and the Collateral Documents or any intercreditor agreements shall not be construed as duties.

SECTION 7.3. Individual Rights of Trustee and Collateral Agent. Each of the Trustee and the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee or Collateral Agent, respectively. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.9. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest (within the meaning of Section 310(b) of the Trust Indenture Act) the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or (iii) resign; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or any of its Subsidiaries are outstanding. Whether or not this Indenture is qualified under the Trust Indenture Act, the Trustee shall, in its capacity as Trustee hereunder, comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).

SECTION 7.4. Disclaimer. Each of the Trustee and the Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement, it shall not be accountable for the Company’s use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder, with a copy to the Collateral Agent, notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6. Compensation and Indemnity. The Company shall pay to each of the Trustee and the Collateral Agent from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee’s compensation and the Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each of the Trustee and the Collateral Agent upon request for all reasonable and documented out-of-pocket expenses Incurred or made by it, including, but not limited to, reasonable costs of collection, reasonable costs of preparing and reviewing reports, certificates and other documents, reasonable costs of preparation and mailing of notices to Holders and reasonable out-of-pocket costs of counsel, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Collateral Agent, any predecessor Collateral Agent, the Trustee or any predecessor Trustee in each of its capacities hereunder (including Paying Agent, and Registrar) and each of its officers, directors, employees and agents, (including, but not limited to, reasonable and documented attorneys’ fees and out-of-pocket expenses reasonably incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement, including the reasonable and documented costs and out-of-pocket expenses of enforcing this Indenture (including this Section 7.6), the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Collateral Agent and the Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Collateral Agent and the Trustee may have separate counsel and the Company shall pay the reasonable and documented fees and out-of-pocket expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Collateral Agent and the Trustee through their own willful misconduct or gross negligence or bad faith. Notwithstanding anything to the contrary in this Section 7.6 or elsewhere in this Indenture, in no event shall the Company be liable for the fees and expenses of more than one primary legal counsel for the Trustee (including any predecessor Trustee) and its officers, directors, employees and agents, taken as a whole, and one primary legal counsel for the Collateral Agent (including any predecessor Collateral Agent) and its officers, directors, employees and agents, taken as a whole.

To secure the Company’s payment Obligations in this Section, the Collateral Agent and the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and premium, if any, and interest on particular Notes. The right of the Collateral Agent and the Trustee to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or Indebtedness of the Company.

The Company’s payment Obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee or Collateral Agent. When the Trustee or Collateral Agent Incurs expenses after the occurrence of a Default specified in Section 6.1(a)(6) or (vii) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Pursuant to Section 10.1, but subject to the limitations set forth in Section 10.2 and the other terms and conditions of Article X hereof, the Obligations of the Company under this Section 7.6 are jointly and severally Guaranteed by the Subsidiary Guarantors.

SECTION 7.7. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.9;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and (in the case of a removal by Holders) such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.9. Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent filed annual report of condition.

SECTION 7.10. Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Lee Legacy Collateral or Pulitzer Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Lee Legacy Collateral or Pulitzer Collateral. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Lee Legacy Collateral or Pulitzer Collateral in their possession if the Lee Legacy Collateral or Pulitzer Collateral is accorded treatment substantially equal to that which they accord their own property and shall not be liable or responsible for any loss or diminution in the value of any of the Lee Legacy Collateral or Pulitzer Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

Neither the Trustee nor the Collateral Agent shall have any duty to ascertain or monitor or inquire as to the performance or observance of any of the terms of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the

Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement by the Company, the Subsidiary Guarantors or any other Person.

SECTION 7.11. Replacement of Collateral Agent. The Collateral Agent may resign at any time by providing the Company with at least 30 days’ prior written notice of such resignation. The Holders of a majority in principal amount of the Notes may remove the Collateral Agent by so notifying the Company and the Collateral Agent in writing and may appoint a successor Collateral Agent. The Company shall remove the Collateral Agent if:

(i) the Collateral Agent is adjudged bankrupt or insolvent;

(ii) a receiver or other public officer takes charge of the Collateral Agent or its property; or

(iii) the Collateral Agent otherwise becomes incapable of acting.

If the Collateral Agent resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and (in the case of a removal by the Holders) such Holders do not reasonably promptly appoint a successor Collateral Agent, or if a vacancy exists in the office of the Collateral Agent for any reason (the Collateral Agent in such event being referred to herein as the retiring Collateral Agent), the Company shall promptly appoint a successor Collateral Agent.

A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company. Thereupon the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Indenture. The Trustee shall mail a notice of such succession to the Holders. The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent, subject to the lien provided for in Section 7.6.

If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent or the Holders of at least 10% in principal amount of the Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Collateral Agent.

Notwithstanding the replacement of the Collateral Agent pursuant to this Section 7.7, the Company’s obligations under Section 7.6 shall continue for the benefit of the retiring Collateral Agent.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1. Discharge of Liability on Notes; Defeasance.

(a) When (i) (x) the Company delivers to the Trustee all outstanding Notes that have been authenticated , (other than Notes replaced pursuant to Section 2.7 or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company) for cancellation or (y) all outstanding Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of making of a notice of redemption pursuant to Article V hereof or otherwise, or will become due and payable at their Stated Maturity within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee in the name, and at the expense, of the Company pursuant to Article V and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the

Trustee for cancellation for principal, premium, if any, and accrued interest to, but excluding, the Stated Maturity or the applicable Redemption Date, as the case may be; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and such deposit shall not result in a breach of, or constitute a default under, one or more agreements or instruments pursuant to which there is outstanding indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries in an aggregate principal amount in excess of $10.0 million or, in the case of a revolving credit facility, pursuant to which the Company or any of its Restricted Subsidiaries may make aggregate borrowings in excess of $10.0 million (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound; (iii) the Company has paid or caused to be paid all sums payable by it on the date of deposit to the Trustee under this Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the applicable Redemption Date, as the case may be, then this Indenture shall, subject to Section 8.1(c), be discharged and cease to be of further effect and the Lee Legacy Collateral and the Pulitzer Collateral shall be released from all Liens in favor of the Collateral Agent for the benefit of the Holders all Subsidiary Guarantees shall be released and the Company and the Subsidiary Guarantors shall be released from all of their obligations under this Indenture, the Notes and the Subsidiary Guarantees and, as they relate to this Indenture, the Collateral Documents, the Notes and the Subsidiary Guarantees, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement.

In addition, the Company shall deliver an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, limitations and exclusions) to the Trustee stating that all conditions precedent set forth in this Indenture to such satisfaction and discharge pursuant to this Section 8.1(a) have been satisfied.

(b) Subject to the requirements below, the Company at its option and at any time, may terminate (i) all the Obligations of the Company and the Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees and the Collateral Documents (“Legal Defeasance Option”) or (ii) the obligations of the Company and the Subsidiary Guarantors under Sections 3.2 through 3.12, 3.15, 3.16, 4.1 and 4.2 (other than clauses (1), (2), (3) and (6) of Section 4.1(a) and clauses (1)(a), (b) and (c) of Section 4.2(a)) and the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other documents and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under Section 6.1(a)(3) or 6.1(a)(4) and, without limitation to the foregoing, the operation of Section 6.1(a)(5), the operation of Sections 6.1(a)(6) and (7) (in each case, only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest annual or quarterly financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), and the operation of Section 6.1(a)(8), 6.1(a)(9) and 6.1(a)(10) shall terminate and such provisions shall cease to have any further force or effect (this clause (ii) being referred to as the “Covenant Defeasance Option”), but except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. The Company may exercise its Legal Defeasance Option notwithstanding its prior exercise of its Covenant Defeasance Option.

If the Company exercises its Legal Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its Covenant Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(a)(3) (other than with respect to the provisions of clauses (1), (2), (3) and (6) of Section 4.1(a) and clauses (1)(a), (b) and (c) of Section 4.2(a)), 6.1(a)(4) (with respect to Sections 3.2 through 3.12, 3.15 and 3.16), 6.1(a)(5), 6.1(a)(6) and (7) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest annual or quarterly financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), 6.1(a)(8), 6.1(a)(9) or 6.1(a)(10). If the Company exercises its Legal Defeasance Option or Covenant Defeasance Option, the Lee Legacy Collateral and the Pulitzer Collateral shall be released from all Liens in favor of the Collateral Agent for the benefit of the Holders and the Subsidiary Guarantees will terminate.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those Obligations that the Company terminates.

(c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 3.1, 6.7 and 6.8 and the provisions of Sections 2.7, 2.8, 7.1, 7.2, 7.6, 7.8, 8.1, 8.3, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.6, 8.4 and 8.5 shall survive.

SECTION 8.2. Conditions to Defeasance. The Company may exercise its Legal Defeasance Option or its Covenant Defeasance Option only if:

(1) the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. dollars or U.S. Government Obligations, or a combination of U.S. dollars and U.S. Government Obligations, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on the outstanding Notes issued hereunder on the Stated Maturity or on the applicable Interest Payment Dates or Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular Redemption Date;

(2) in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) such legal defeasance or covenant defeasance shall not result in a breach of, or constitute a default under, one or more agreements or instruments pursuant to which there is outstanding indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries in an aggregate principal amount in excess of $10.0 million or, in the case of a revolving credit facility, pursuant to which the Company or any of its Restricted Subsidiaries may make aggregate borrowings in excess of $10.0 million (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(5) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(6) the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(7) the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent in this Indenture relating to the legal defeasance or the covenant defeasance have been complied with; and

(8) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at their Stated Maturity or on the applicable Redemption Date, as the case may be (which instruction may be contained in the Officers’ Certificate referred to in clause (7) above).

SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money and U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the Notes.

SECTION 8.4. Repayment to Company. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance at such time, as applicable, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them (whether delivered pursuant to this Article VIII or any other provision of this Indenture) for the payment of principal of, or interest or premium, if any, on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or proceeds of U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and each Subsidiary Guarantor under this Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or proceeds of U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or the Subsidiary Guarantors have made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its Obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.1. Without Consent of Holders. This Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement may be amended or supplemented without notice to or consent of any Holder to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) comply with (a) Article IV in respect of the assumption by a Successor Company of the obligations of the Company under this Indenture, the Notes and the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement (as applicable) and (b) Article IV in respect of the assumption by a Person of the Obligations of a Subsidiary Guarantor under its Subsidiary Guarantee, this Indenture, the Collateral Documents and the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement (as applicable), in each case in accordance with the applicable provisions of such agreements and documents;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(4) add Guarantees with respect to the Notes or to release a Subsidiary Guarantor from its Obligations under its Subsidiary Guarantee, this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement (as applicable) in accordance with the applicable provisions of this Indenture;

(5) add additional property or assets as Lee Legacy Collateral or Pulitzer Collateral to secure the Notes and the Subsidiary Guarantees or to appoint a sub-collateral agent or agents in accordance with the Collateral Documents;

(6) release Liens in favor of the Collateral Agent in the Lee Legacy Collateral or Pulitzer Collateral as provided in Section 11.3, or otherwise in accordance with the terms of this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement;

(7) add to the covenants of the Company for the benefit of the Holders, add Events of Default or to surrender any right or power herein conferred upon the Company;

(8) make any change that does not adversely affect the rights of any Holder in any material respect;

(9) comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act, should the Company in its sole discretion elect to qualify this Indenture under the Trust Indenture Act;

(10) provide for the appointment of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; or provide for the appointment of a successor Collateral Agent;

(11) enter into a Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement;

(12) conform the text of this Indenture, the Notes or the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement to any provision of the “Description of notes” section of the Offering Memorandum, to the extent that such provision in the “Description of notes” is intended to be a verbatim recitation of a provision of such document;

(13) provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture; or

(14) make any amendment to the provisions of this Indenture relating to the transfer, exchange and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or, if Incurred in compliance with this Indenture, any Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

In addition, no consent of the Holders will be required under this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement to any amendments and other modifications to the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement (A) to add other parties (or any agent thereof or trustee therefor) holding Priority Payment Lien Obligations, Pari Passu Lien Indebtedness, Junior Lien Indebtedness, Pulitzer First Lien Indebtedness, Pulitzer Junior Lien Indebtedness or Pulitzer Priority Payment Lien Obligations Incurred in compliance with this Indenture, (B) to establish that the Liens on any Lee Legacy Collateral securing any Pari Passu Lien Indebtedness shall be pari passu under the Lee Pari Passu Intercreditor Agreement with the Liens on such Lee Legacy Collateral securing the Notes Obligations or that the Liens on any Lee Legacy Collateral securing Priority Payment Lien Obligations shall have the priority set forth in the Lee Pari Passu Intercreditor Agreement with respect to the Liens on such Lee Legacy Collateral securing the Notes Obligations or any other Pari Passu Lien Indebtedness, all on the terms provided for in the Lee Pari Passu Intercreditor Agreement as in effect immediately prior to such amendment or other modification, (C) to provide that the Liens on any Lee Legacy Collateral securing the Notes Obligations or any other Pari Passu Lien Indebtedness or any Priority Payment Lien Obligations are senior to the Liens on any Lee Legacy Collateral securing Junior Lien Indebtedness pursuant to the terms of the Lee Junior Intercreditor Agreement as in effect immediately prior to such amendment or other modification, (D) after the Pulitzer Debt Satisfaction Date, to establish that the Liens on any Pulitzer Collateral securing any Pulitzer Junior Lien Indebtedness shall be pari passu under the Pulitzer Junior Intercreditor Agreement with the Liens on such Pulitzer Collateral securing the Notes Obligations or any other Pulitzer Junior Lien Indebtedness or any Pulitzer Priority Payment Lien Obligations or that the Liens on any Pulitzer Collateral securing Pulitzer First Lien Indebtedness are senior to the Liens on such Pulitzer Collateral securing the Notes Obligations or any other Pulitzer Junior Lien Indebtedness or any Pulitzer Priority Payment Lien Obligations, all on the terms provided for in the Pulitzer Junior Intercreditor Agreement as in effect immediately prior to such amendment or other modification, and (E) after the Pulitzer Debt Satisfaction Date, to establish that the Liens on any Pulitzer Collateral securing any Pulitzer Junior Lien Indebtedness shall be pari passu under the Pulitzer Pari Intercreditor Agreement with the Liens on such Pulitzer Collateral securing the Notes Obligations or any other Pulitzer Junior Lien Indebtedness or that the Liens on any Pulitzer Collateral securing Pulitzer Priority Payment Lien Obligations shall have the priority set forth in the Pulitzer Pari Intercreditor Agreement with respect to the Liens on such Pulitzer Collateral securing the Notes Obligations or any other Pulitzer Junior Lien Indebtedness, all on the terms provided for in the Pulitzer Pari Intercreditor Agreement as in effect immediately prior to such amendment or other modification.

A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Note shall not be rendered invalid by such tender.

SECTION 9.2. With Consent of Holders. Except as provided in Section 9.1, this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or any tender offer or exchange offer for, Notes) and, except as provided below, any past default or compliance with the provisions of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents , the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or extend the stated time for payment of interest or additional interest, if any, on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the outstanding Notes with respect to a non-Payment Default and a waiver of the Payment Default that resulted from such acceleration);

(5) reduce the premium payable upon the redemption of any Note or change the time at which any Note may or shall be redeemed in accordance with Article V, whether through an amendment or waiver of definitions or other provisions in the covenants or otherwise;

(6) make any Note payable in a currency other than that stated in the Note;

(7) impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8) make any change in the amendment or waiver provisions in this Section 9.2 that require each Holder’s consent;

(9) change or modify the ranking of the Notes in any manner adverse to the Holders of the Notes; or

(10) except as expressly permitted by this Indenture, change or modify the Subsidiary Guarantees in any manner materially adverse to the Holders of the Notes.

In addition, without the consent of the Holders of at least 66% in aggregate principal amount of Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment, supplement or waiver may (1) modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents or the application of trust monies in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Lee Legacy Collateral or Pulitzer Collateral, in any transaction or series of related transactions, having a Fair Market Value in excess of $10.0 million, individually or in the aggregate, from the Liens of the Collateral Documents other than in accordance with this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, as applicable, or (2) modify the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement in any manner materially adverse to the Holders other than in accordance with the terms of this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement (as applicable).

It shall not be necessary for the consent of the Holders under this Indenture to approve the particular form of any proposed amendment, waiver or supplement, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Note shall not be rendered invalid by such tender.

SECTION 9.3. Notice of Amendments and Supplements; Effect of Consents and Waivers.

After an amendment or supplement under this Indenture, the Collateral Documents, , the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (i) through (x) of Section 9.2, in which case the amendment, supplement or waiver or other action shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Notes. An amendment, supplement or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.4. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.5. Trustee and Collateral Agent To Sign Amendments. The Trustee and Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee or Collateral Agent, adversely affect the rights, duties, liabilities or immunities of the Trustee or Collateral Agent. If it does, the Trustee or Collateral Agent may but need not sign it. The Trustee and the Collateral Agent shall be entitled to rely upon an Officers’ Certificate and an Opinion of Counsel (subject to customary assumptions, qualifications and exceptions) certifying that any Pari Passu Lien Indebtedness, Priority Payment Lien Obligations, Junior Lien Indebtedness, Pulitzer First Lien Indebtedness, Pulitzer Junior Lien Indebtedness or Pulitzer Priority Payment Lien Obligations were issued or borrowed in compliance with the Indenture and the Collateral Documents and the applicable intercreditor agreement.

ARTICLE X

SUBSIDIARY GUARANTEE

SECTION 10.1. Subsidiary Guarantee. Subject to the provisions of this Article X and the extent lawful, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably Guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company under this Indenture and the Notes (including, without limitation, to the extent lawful, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the Company’s obligations under Section 7.6) and the Collateral Documents (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Subsidiary Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

Each Subsidiary Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Company of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Subsidiary Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and to the extent lawful waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Article IV, Section 10.2 and Article VIII and to the extent lawful, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than by payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement, the Pulitzer Pari Intercreditor Agreement or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement, the Pulitzer Pari Intercreditor Agreement or any other agreement; (d) the release of any security held by any Holder or the Collateral Agent for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee in compliance with Section 4.2, Section 10.2 or Article VIII. Each Subsidiary Guarantor further agrees (to the extent lawful) that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof and to the extent lawful, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the unpaid amount of such Guarantor Obligations then due and owing.

Each Subsidiary Guarantor further agrees (to the extent lawful) that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations Guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations Guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of its Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees (but limited, in the case of legal fees and expenses, to the reasonable and documented fees and expenses of one primary counsel to the Trustee and one primary counsel to the Holders of the Notes, taken as a whole, and, in the case of an actual or perceived conflict of interest, to the fees and expenses of one additional primary counsel to each group of similarly situated Holders of the Notes, taken as a whole)) Incurred by the Trustee or the Holders in enforcing any rights under this Section.

Neither the Company nor the Subsidiary Guarantors shall be required to make a notation on the Notes to reflect any Subsidiary Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Subsidiary Guarantee or any release, termination or discharge thereof.

SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the Revolving Credit Facility, the Pari Passu Credit Facility and the Junior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) (1) The Subsidiary Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released and discharged:

(i) upon any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Subsidiary Guarantor (including any sale, exchange or transfer) following which such Subsidiary Guarantor ceases to be a direct or indirect Subsidiary of the Company if such sale, exchange or transfer does not constitute an Asset Disposition or is made in compliance with the applicable provisions of this Indenture, including Section 3.7 and Article IV, it being understood that, in the case of an Asset Disposition, only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with Section 3.7 need be applied in accordance therewith at such time in order for the release of such Subsidiary Guarantor and its Subsidiary Guarantee and other Obligations to be effective;

(ii) if such Subsidiary Guarantor is dissolved or liquidated in accordance with the provisions of this Indenture;

(iii) the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture; or

(iv) upon exercise of the Company’s Legal Defeasance Option or Covenant Defeasance Option, pursuant to the provisions of Article VIII hereof or upon discharge of this Indenture pursuant to the provisions of Section 8.1(a) hereof; or

(vi) the release or discharge of such Subsidiary Guarantor from its Guarantee of all Indebtedness for borrowed money Incurred by the Company and any Subsidiary Guarantor, except a release or discharge by or as a result of payment under such Guarantee of Indebtedness, so long as such Subsidiary Guarantor would not then otherwise be required to Guarantee the Notes pursuant to this Indenture; provided that if such Subsidiary Guarantor has Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 3.3, such Subsidiary Guarantor’s obligations under such Indebtedness so Incurred are satisfied in full and discharged or such Indebtedness is otherwise permitted to be Incurred by a Non-Guarantor Subsidiary under Section 3.3 and

(2) In the case of Section 10.2(b)(1)(i) only, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (subject to customary assumptions, exclusions and qualifications), each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(c) The release of a Subsidiary Guarantor from its Subsidiary Guarantee and its Obligations under this Indenture in accordance with the provisions of this Section 10.2 shall not preclude the future applications of Section 3.10 to such Person.

(d) Upon the release of the Subsidiary Guarantee of a Subsidiary Guarantor in accordance with this Indenture, such Subsidiary Guarantor shall be automatically and unconditionally released from all of its Obligations under this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, as applicable, and all security interests and other Liens on any Lee Legacy Collateral or Pulitzer Collateral owned by such Subsidiary Guarantor that secure any Notes Obligations or Subsidiary Guarantees shall be automatically released.

SECTION 10.3. Right of Contribution. Each Subsidiary Guarantor hereby agrees (to the extent lawful) that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the Obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect (to the extent lawful) limit the Obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain (to the extent lawful) liable to the Trustee and the Holders for the full amount Guaranteed by such Subsidiary Guarantor hereunder.

SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder and to the extent lawful, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral or Guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Notes Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Notes Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE XI

COLLATERAL AND SECURITY

SECTION 11.1. The Collateral.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Subsidiary Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Notes and the Subsidiary Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.6 and Section 8.6 herein, and the Notes and the Subsidiary Guarantees thereof and the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, shall be secured by Liens as provided in the Collateral Documents which the Company and the Subsidiary Guarantors, as the case may be, have entered into, to the extent applicable, simultaneously with the execution of this Indenture and shall be secured by Liens as provided in the Collateral Documents hereafter delivered as required or permitted by this Indenture.

(b) The Company and the Subsidiary Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders, the Collateral Agent and the Trustee, in each case pursuant to the terms of the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior

Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement and the Collateral Agent is hereby authorized to execute and deliver the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement.

(c) Each Holder, by its acceptance of any Notes and the Subsidiary Guarantees thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure) and the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, as the same may be in effect or as may be amended from time to time in accordance with their terms, and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents and authorizes and directs the Trustee and the Collateral Agent to perform its obligations and exercise its rights under the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement in accordance therewith.

(d) The Trustee and each Holder, by accepting the Notes and the Subsidiary Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents, the Lee Legacy Collateral and the Pulitzer Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien provided for in the Collateral Documents is subject to and qualified and limited in all respects by the Collateral Documents and the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement and actions that may be taken thereunder.

SECTION 11.2. Further Assurances. The Company shall, and shall cause each Subsidiary Guarantor to, at their sole expense, to do or cause to be done all acts which may be reasonably necessary, or as reasonably requested by the Collateral Agent, to confirm that the Collateral Agent holds, for the benefit of the Holders and the Trustee, duly created, enforceable and, if applicable, perfected first-priority or second-priority Liens and security interests, as applicable, in the Lee Legacy Collateral or the Pulitzer Collateral (in each case, subject to Liens permitted by Section 3.5) to the extent such Liens are required to be so created, enforced and perfected by this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement.

SECTION 11.3. Release of Liens on the Collateral.

(a) The Liens on the Lee Legacy Collateral and the Pulitzer Collateral securing the Notes and the Subsidiary Guarantees (including, without limitation, the Liens created by or arising under this Indenture and the Collateral Documents) shall automatically and without any need for any further action by any Person be released:

(i) in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(ii) in whole upon:

(a) satisfaction and discharge of this Indenture as set forth in Section 8.1(a);

(b) a legal defeasance or covenant defeasance of this Indenture as set forth in Section 8.1(b); or

(c) the occurrence of a Suspension Period;

(iii) in part, as to any property that (x) is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor (other than to the Company or another Subsidiary Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition or (y) is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Subsidiary Guarantee in accordance with this Indenture, concurrently with the release of such Subsidiary Guarantee (including in connection with the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary);

(iv) in whole or in part, with the consent of the Holders of the required aggregate principal amount of Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) as set forth under Article IX;

(v) in part, in accordance with the applicable provisions of the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, as applicable.

(b) In connection with any termination or release of any Liens in all or any portion of the Lee Legacy Collateral and/or the Pulitzer Collateral pursuant to this Indenture or any of the Collateral Documents, or the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, the Trustee shall, or shall cause the Collateral Agent to, promptly execute, deliver or acknowledge all documents, instruments and releases that have been requested to release, reconvey or otherwise return to the Company and/or the Subsidiary Guarantors, as the case may be, such Lee Legacy Collateral and/or Pulitzer Collateral or otherwise give effect to, evidence or confirm such termination or release in accordance with the directions of the Company and/or the Subsidiary Guarantor, as the case may be.

(c) The release of any Lee Legacy Collateral or Pulitzer Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent such Lee Legacy Collateral or Pulitzer Collateral is released pursuant to this Indenture or the Collateral Documents or upon termination of this Indenture. Each of the Holders acknowledge and direct the Trustee and the Collateral Agent that a release of Lee Legacy Collateral or Pulitzer Collateral or a Lien in accordance with the terms of any Collateral Document and this Article XI will not be deemed for any purpose to be an impairment of the Lien on the Lee Legacy Collateral or the Pulitzer Collateral in contravention of the terms of this Indenture , any Collateral Document, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement.

(d) Notwithstanding any provision to the contrary contained herein, as and when requested by the Company or any Subsidiary Guarantor, the Trustee shall based solely upon the Trustee’s receipt of the Opinion of Counsel and Officers’ Certificate described in Section 11.3(e) hereof instruct the Collateral Agent to authorize the filing of Uniform Commercial Code financing statement amendments or releases (which shall be prepared by the Company or such Subsidiary Guarantor) solely to the extent necessary to delete or release (which shall include partial deletions and releases) Liens on property or assets that are permitted to be so released or deleted pursuant to the terms of this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, as applicable. If requested in writing by the Company or any Subsidiary Guarantor, the Collateral Agent shall execute such documents, instruments or statements reasonably requested of it (which shall be prepared by the Company or such Subsidiary Guarantor) and to take such other action as the Company may request to evidence or confirm that such property or assets not required to be subject to a Lien under the Collateral Documents described in the immediately preceding sentence has been released from the Liens of each of the Collateral Documents. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Company, any Subsidiary Guarantor or the Trustee.

(e) In no event shall the Trustee or Collateral Agent be obligated to execute or deliver any document evidencing any such release or deletion of a Lien without receipt of an Opinion of Counsel (subject to customary exceptions, assumptions and limitations) and Officers’ Certificate, each stating that such release complies with this Indenture and the Collateral Documents. Any such Opinions and Certificates delivered to the Collateral Agent shall also be delivered to the Trustee.

SECTION 11.4. Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

(a) Subject to the provisions of the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement and the other provisions of this Indenture, each of the Trustee or the Collateral Agent may (but shall not have the obligation to) take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement and (ii) upon the occurrence and during the continuance of an Event of Default, collect and receive any and all amounts payable in respect of the Lee Legacy Collateral and the Pulitzer Collateral in respect of the Obligations of the Company and the Subsidiary Guarantors hereunder and thereunder. Subject to the provisions of the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Lee Legacy Collateral and the Pulitzer Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement, the Pulitzer Pari Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Lee Legacy Collateral and the Pulitzer Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Lee Legacy Collateral or the Pulitzer Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Lee Legacy Collateral or the Pulitzer Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Lee Legacy Collateral or the Pulitzer Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Lee Legacy Collateral or the Pulitzer Collateral, for insuring the Lee Legacy Collateral or the Pulitzer Collateral or for the payment of taxes, charges, assessments or Liens upon the Lee Legacy Collateral or the Pulitzer Collateral or otherwise as to the maintenance of the Lee Legacy Collateral or the Pulitzer Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.

(c) Where any provision of the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement requires that additional property or assets be added to the Lee Legacy Collateral or the Pulitzer Collateral, the Company shall, or shall cause the applicable Subsidiary Guarantors to, take any and all actions reasonably required to cause such additional property or assets to be added to the Lee Legacy Collateral or the Pulitzer Collateral and to create and maintain a valid, enforceable and, if applicable, perfected first-priority or second-priority Lien and security interest, as applicable, on a pari passu basis with the Liens securing any Pari Passu Lien Indebtedness or Pulitzer Junior Lien Indebtedness in such property or assets (subject to Liens permitted by Section 3.5 and the rights of any Priority Payment Lien Obligations and Pulitzer Priority Payment Lien Obligations) in favor of the Collateral Agent for the benefit of the Holders, in each case in accordance with and to the extent required under the Collateral Documents.

(d) The Trustee or the Collateral Agent, in taking any action under the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement shall be entitled to receive, if requested, as a condition to take any action, an Officers’ Certificate and Opinion of Counsel (which may be subject to customary exceptions, assumptions and limitations) to the effect that such action does not violate this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement, and the Trustee or the Collateral Agent shall be fully protected relying thereon.

(e) In acting under the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, the Trustee and Collateral Agent shall have all the protections, rights and immunities given to them under this Indenture.

(f) For the avoidance of doubt, upon receipt of any payment by the Collateral Agent or the Trustee pursuant to the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement, the Company, the Subsidiary Guarantors and the Holders agree that, as among them, such payments shall be made and such funds applied in accordance with Section 6.10 of this Indenture, and in every case whatsoever, the Trustee and Collateral Agent will each be paid amounts owed them under Section 7.6 of this Indenture, subject to the terms of the Lee Pari Passu Intercreditor Agreement, Lee Junior Intercreditor Agreement, Pulitzer Junior Intercreditor Agreement and Pulitzer Pari Intercreditor Agreement and the Collateral Documents prior to payments (pursuant to Article VI of this Indenture) being made to the Holders.

SECTION 11.5. Recording, Registration and Opinions.

(a) The Company shall deliver by February 25 of each year, beginning with February 25, 2015, an Officer’s Certificate to the effect that such action has been taken with respect to the recording, filing, rerecording and refiling of financing statements necessary to maintain the liens on the Collateral and an Opinion of Counsel (subject to customary assumptions, qualifications and limitations) on February 25, 2019 opining to the same matters as the Officer’s Certificate. In the event, and solely in the event, that the Company in its sole discretion shall cause this Indenture to be qualified under the Trust Indenture Act and then only during such time, if any, as this Indenture is so qualified, the Company will comply with the provisions of the Trust Indenture Act Sections 314(b) and 314(d), in each case following qualification of this Indenture pursuant to the Trust Indenture Act, if the Company in its sole discretion elects to qualify this Indenture under the Trust Indenture Act, except to the extent not required as set forth in any SEC regulation or interpretation or guidance (including any no-action letter or exemptive order issued by the Staff of the SEC, whether issued to the Company or any other Person). Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act Section 314(b)(2), the Company will furnish such opinion not more than 60 but not less than 30 days prior to each September 1.

(b) Any release of Collateral permitted by Section 11.3 will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and, if this Indenture is qualified under the Trust Indenture Act at the time of such release, any Person that is required to deliver any certificate or opinion pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee shall, to the extent permitted by Sections 7.1 and 7.2, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such certificate or opinion.

(c) If any Collateral is released in accordance with this Indenture or any Collateral Document, and, if at the time of such release this Indenture is qualified under the Trust Indenture Act, the Company will determine whether it has delivered all documentation required by Trust Indenture Act Section 314(d) in connection with such release.

SECTION 11.6. Real Estate Mortgages and Filings.

With respect to any fee interest in any Premises owned by the Company or a Subsidiary Guarantor on the Issue Date or acquired by the Company or a Subsidiary Guarantor after the Issue Date that forms a part of the Lee Legacy Collateral or the Pulitzer Collateral, as applicable, within 90 days of the Issue Date or 90 days of the date of acquisition (or, in each case, such later date as may be agreed to by such Person contemplated by the Lee Pari Passu Intercreditor Agreement, Lee Junior Intercreditor Agreement, Pulitzer Junior Intercreditor Agreement or Pulitzer Pari Intercreditor Agreement, as applicable), as applicable:

(a) the Company or such Subsidiary Guarantor shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Holders, fully executed counterparts of Mortgages, duly executed by the Company or such Subsidiary Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith), together with any necessary fixture filings, as may be necessary to create a valid, perfected Lien, with the priority required by this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, subject to Liens permitted by Section 3.5 and subject to the rights of any Priority Payment Lien Obligations and Pulitzer Priority Payment Lien Obligations, as the case may be, against the properties purported to be covered thereby;

(b) the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid Liens thereon, with the priority required by this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, free and clear of all Liens, defects and encumbrances, other than Liens permitted by Section 3.5 and subject to the rights of any Priority Payment Lien Obligations and Pulitzer Priority Payment Lien Obligations. All such title policies to be in amounts equal to 100% of the estimated Fair Market Value of the Premises covered thereby, and such policies shall also include such endorsements as shall be contained in the corresponding title insurance policies issued in favor of the administrative agent under any Debt Facility and shall be accompanied by evidence of the payment in full by the Company or the applicable Subsidiary Guarantor of all premiums thereon (or that satisfactory arrangements for such payment have been made); an

(c) the Company or the Subsidiary Guarantors shall deliver to the Collateral Agent (x) with respect to each of the Premises owned on the Issue Date, such filings and, with respect to any Premises, surveys (and any survey affidavits that the title company may reasonably require in connection with the issuance of survey coverage under the title insurance policies) of such Premises to the extent required by the administrative agent under any Debt Facility, local counsel mortgage enforceability opinions, flood hazard determinations and any required flood insurance, along with such other documents, instruments, certificates and agreements, and any other documents necessary to comply with clauses (a) and (b) above, and (y) with respect to each of the Premises acquired after the Issue Date, such filings and, with respect to any Premises, surveys (and any survey affidavits that the title company may reasonably require in connection with the issuance of the survey coverage under the title insurance policies) of such Premises to the extent required by the administrative agent under any Debt Facility, flood hazard determinations and any required flood insurance, along with such other documents, instruments, certificates and agreements, and any other documents necessary to comply with clauses (a) and (b) above and to in each case perfect the Collateral Agent’s security interest, with the Lien priority required by this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement in such Premises, together with such local counsel mortgage enforceability opinions.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1. Notices. Notices given by publication shall be deemed given on the first date on which publication is made, notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing, notices given by overnight courier or delivery service shall be deemed given on the Business Day after delivery to such courier or service and notices given by hand delivery shall be deemed given on the date of delivery. Anything herein to the contrary notwithstanding, notices given by the Depositary will be deemed to be given in accordance with the applicable procedures of the Depositary. Any notice or communication shall be in writing and delivered in person, by facsimile or mailed by first-class mail addressed as follows:

if to the Company or to any Subsidiary Guarantor:

c/o Lee Enterprises, Incorporated

201 N. Harrison Street, Suite 600

Davenport, Iowa 52801

Attention: Chief Financial Officer

Facsimile: (563) 327-2600

if to the Trustee:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Global Corporate Trust Services – Lee Corporate Trust Administration

Facsimile: (651) 466-7430

if to the Collateral Agent:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

USA

Attn: Corporates Team, Lee Enterprises, Incorporated

Facsimile: (732) 578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One – 6th Floor

MSJCY03-0699

Jersey City, NJ 07311-3901

USA

Attn: Corporates Team, Lee Enterprises, Incorporated

Facsimile: (732) 578-4635

The Company, the Trustee or the Collateral Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Each of the Trustee and Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Indenture, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee or Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or Collateral Agent acts upon such instructions, the Trustee’s or Collateral Agent’s understanding of such instructions shall, in the absence of negligence or willful misconduct, be deemed controlling. In the absence of gross negligence, or willful misconduct on its part, neither the Trustee nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or Collateral Agent, including without limitation the risk of the Trustee or Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 12.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of Notes on the date hereof), the Company shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (but subject to customary assumptions, qualifications and limitations) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(i) a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or such opinion are based;

(iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Anything herein to the contrary notwithstanding, in giving any such Opinion of Counsel or other Opinion of Counsel contemplated by this Indenture, counsel may rely as to factual matters on an Officers’ Certificate, on certificates of public officials and representation and warranties set forth in applicable agreements or instruments and any such Opinion of Counsel may be subject to customary assumptions, qualifications and limitations.

SECTION 12.4. Submission of Jurisdiction. To the extent permitted by applicable law, the Company and each Subsidiary Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Notes.

SECTION 12.5. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.6. Days Other than Business Days. Anything in this Indenture to the contrary notwithstanding, if any Interest Payment Date, Special Interest Payment Date, Stated Maturity, other maturity date, Redemption Date, date on which a payment is required to be made on the Notes pursuant to a Change of Control Offer or an Asset Disposition Offer or any other payment date is not a Business Day, all payments to be made on such day shall be made on the next succeeding Business Day, with the same force and effect as if made on such Interest Payment Date, Special Interest Payment Date, Stated Maturity, other maturity date, Redemption Date or other date such payment was due, as the case may be, and, in each such case, no additional interest shall be payable as a result of such delay in payment. If any Record Date, Special Record Date or other record date is not a Business Day, such Record Date, Special Record Date or other record date, as applicable, shall not be affected.

SECTION 12.7. Governing Law. This Indenture, the Notes and the Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.8. Waiver of Jury Trial. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.9. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, partner, member, stockholder or other equity owner of the Company or any of the Subsidiary Guarantors shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement, or the Pulitzer Pari Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 12.10. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

SECTION 12.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart by facsimile or other electronic means (including “.pdf” or “.tif” format) shall constitute delivery of an executed original unless otherwise expressly required hereunder.

SECTION 12.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.13. Direction by Holders to Enter into Collateral Documents. By accepting a Note, each Holder is deemed to have authorized and directed the Trustee and the Collateral Agent, as applicable, to enter into the Collateral Documents.

SECTION 12.14. Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.15. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, the Trust Officers, the Collateral Agent and Collateral Agent Officers, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee, the Trust Officers, the Collateral Agent and Collateral Agent Officers with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

SECTION 12.16. Intercreditor Agreements Govern. Reference is made to each of the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement. Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement and (b) authorizes and instructs the Trustee and the Collateral Agent to enter into the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement. In the event of any conflict between the terms of any of the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement and this Indenture, the terms of the applicable intercreditor agreement shall govern.

SECTION 12.17. Communication by Holders of Notes with other Holders of Notes. Holders of the Notes may communicate with other Holders of Notes with respect to their rights under this Indenture or the Notes.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

LEE ENTERPRISES, INCORPORATED

By:	/s/ Carl G. Schmidt
Name:	Carl G. Schmidt
Title:	Vice President, Chief Financial Officer and Treasurer

ACCUDATA, INC. JOURNAL-STAR PRINTING CO. K. FALLS BASIN PUBLISHING, INC. LEE CONSOLIDATED HOLDINGS CO. LEE PUBLICATIONS, INC. LEE PROCUREMENT SOLUTIONS CO. SIOUX CITY NEWSPAPERS, INC., as Guarantor

All By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

INN PARTNERS, L.C. as a Guarantor By ACCUDATA, INC., Managing Member

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

Signature Page to Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

	By:	/s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President

	By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

Signature Page to Indenture

EXHIBIT A

[FORM OF FACE OF NOTE]

Global Note Legend, if applicable

Private Placement Legend, if applicable

ERISA Legend

CUSIP NO. [                    ]1

ISIN [                    ]

[Rule 144A] [Regulation S] [IAI] [Global] [Note]

LEE ENTERPRISES, INC.

9.5% Senior Secured Note due 2022

No.	[$ ]

Lee Enterprises, Incorporated, a Delaware corporation, promises to pay to [CEDE & CO.] [                    ], or registered assigns, [the initial principal amount set forth on the Schedule of Increases or Decreases in Global Note attached hereto, as revised by any subsequent entries made by the Trustee or by the Depositary or the Notes Custodian, in each case at the direction of the Trustee, on such Schedule of Increases or Decreases in the Global Note attached hereto,] [the principal sum of                      United States dollars] on March 15, 2022.

Interest Payment Dates: March 15 and September 15.

Record Dates: March 1 and September 1.

Additional provisions of this Note are set forth on the other side of this Note.

[1] Rule 144A Note CUSIP: Rule 144A Note ISIN: Regulation S Note CUSIP: Regulation S Note ISIN; IAI Note CUSIP: IAI Note ISIN:	523768 AF6 US523768AF63 U52349 AD6 USU52349AD66 523768 AG4 US523768AG47

LEE ENTERPRISES, INCORPORATED

By:
	Name:	Carl G. Schmidt
	Title:	Vice President, Finance, Chief Financial Officer and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory	Date:

[FORM OF REVERSE SIDE OF NOTE]

9.5% Senior Secured Note due 2022

1.	Interest

Lee Enterprises, Incorporated, a Delaware corporation (such corporation and its successors under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company shall pay interest semiannually on March 15 and September 15 of each year, with the first interest payment to be made on September 15, 2014. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for on the Notes or, if no interest has been paid or duly provided for, from March 31, 2014. To the extent permitted by applicable law, the Company shall pay interest on any overdue principal of or premium, if any, or interest on this Note at the rate per annum borne by this Note; provided that, to the extent permitted by applicable law, the interest rate on any Note shall be increased by 2% per annum in excess of the interest rate otherwise borne by such Note (i) on any overdue principal of such Note and (ii) if an Event of Default set forth in clause (6) or clause (7) of Section 6.1(a) of the Indenture shall have occurred and be continuing. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For purposes of the foregoing, an Event of Default shall be deemed to have ceased when it has been cured or waived.

2.	Method of Payment

By no later than 12:00 noon (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company shall pay interest (except Defaulted Interest) due on any Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the March 1 and September 1, as the case may be, next preceding the Interest Payment Date unless Notes are cancelled, repurchased or redeemed after the Record Date and before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments of interest in respect of a Definitive Note by mailing a check to the registered address of the Holder thereof or, at the option of the Company, by transfer to an account designated by the Holder thereof. A Holder of a Definitive Note must deliver such Note to the Paying Agent to receive a payment of principal thereof or premium thereon.

3.	Paying Agent and Registrar

Initially, U.S. Bank, National Association, duly organized and existing under the laws of the United States of America and having a corporate trust office at U.S. Bank, National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107, shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Wholly-Owned Subsidiaries (other than a Foreign Subsidiary) may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Notes under an Indenture dated as of March 31, 2014 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors, U.S. Bank, National Association, as Trustee (together with its successors in such capacity, the “Trustee,”) and Deutsche Bank Trust Company Americas, as collateral agent (together with its successors in such capacity, the “Collateral Agent”). The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior secured Obligations of the Company. This Note is one of the 9.5% Senior Secured Notes due 2022 referred to in the Indenture. The Notes include (i) $400,000,000 aggregate principal amount of the Notes issued under the Indenture on March 31, 2014 (herein called “Initial Notes”) and (ii) if and when issued, Additional Notes. The Indenture, among other things, imposes certain covenants with respect to the following matters: the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company, the purchase or redemption of Capital Stock of the Company, certain purchases or redemptions of Subordinated Obligations or Guarantor Subordinated Obligations, the sale or transfer of certain assets and Capital Stock of Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the Incurrence of certain Liens, future Subsidiary Guarantors, the business activities and investments of the Company and its Restricted Subsidiaries, use of Pulitzer Subsidiaries’ cash flows, transactions with Affiliates and consensual restrictions on the ability of any Restricted Subsidiary to pay dividends or make distributions on its Capital Stock to the Company or any other Restricted Subsidiary; provided that such covenants shall be suspended if the Notes have an Investment Grade Rating from both of the Rating Agencies and certain other conditions specified in the Indenture are satisfied. The Indenture also imposes requirements with respect to the provision of financial information. The Indenture also contains certain exceptions to the foregoing, and this description is subject to the terms and provisions of the Indenture and qualified in its entirety by reference to the Indenture.

5.	Guarantee

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including to the extent lawful, interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Subsidiary Guarantor) on the Notes and all other amounts payable by the Company under the Indenture, the Notes and the Collateral Documents, when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed, jointly and severally, such Obligations on a senior, secured basis, all on the terms, and subject to the limitations, set forth in Article X of the Indenture and subject to, among other things, the provisions of Article X of the Indenture limiting the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee and providing for the release of a Subsidiary Guarantor from its Subsidiary Guarantee and its other Obligations under the Indenture under specified circumstances.

6.	Security

The Initial Notes and Additional Notes, if any, are treated as a single class of securities under the Indenture and shall be secured by Liens and security interests, subject to Liens permitted by Section 3.5 and the rights of any, Priority Payment Lien Obligations and Pulitzer Priority Payment Lien Obligations, in the Lee Legacy Collateral and if applicable, the Pulitzer Collateral on the terms and conditions set forth in the Indenture and the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement. The Collateral Agent holds the Lee Legacy Collateral and, if applicable, the Pulitzer Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Lee Legacy Collateral and, if applicable, Pulitzer Collateral), the Indenture, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement and authorizes and directs the Trustee of the Collateral Agent to enter into the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

7.	Redemption

(a) Except as described in clauses (b) and (c) below, the Notes are not redeemable until March 15, 2018. On and after March 15, 2018, the Company may redeem all or, from time to time, a part of the Notes, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) plus accrued and unpaid interest on the Notes to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2018	104.750%
2019	102.375%
2020 and thereafter	100.000%

(b) At any time prior to March 15, 2017, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(c) On or prior to March 15, 2017, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that

(i) at least 65% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

(ii) the redemption occurs within 90 days after the closing of such Equity Offering.

Notice of any redemption pursuant to this clause (c) may be given prior to the completion of such Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(d) Any redemption pursuant to this paragraph 7 shall be made pursuant to the provisions of Article V of the Indenture.

8.	Change of Control; Asset Sales

(a) If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes under Section 5.1 of the Indenture, each Holder shall have the right to require the Company to repurchase all or any part (in integral multiples of $1,000 except that no Note may be tendered in part if the remaining principal amount thereof would be less than $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms and conditions of, the Indenture.

(b) As provided in Section 3.7 of the Indenture, the Company may be required to apply certain Excess Proceeds from certain Asset Dispositions to make an offer to all Holders to purchase Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the date of purchase (subject to the rights of Holders of record on any Record Date to receive payments of interest on the related Interest Payment Date), all on the terms and subject to the conditions set forth in the Indenture.

(c) Holders electing to surrender their Notes for repurchase as contemplated by paragraph (a) or (b) above shall be required to complete and submit the form entitled “Option of Holder to Elect Purchase” attached hereto and to deliver the Notes it elects to surrender for repurchase by book-entry transfer or, in the case of Definitive Notes, by delivery of such Definitive Notes (with such endorsements as the Company or the Trustee or a Paying Agent may request) to the Company or such other Person as may be specified by the Company at least three Business Days before (x) the applicable Change of Control Payment Date or (y) the last day of the applicable Asset Disposition Offer Period, as the case may be, and comply with other terms and conditions set forth in or provided pursuant to the Indenture.

9.	Denominations: Transfer: Exchange

The Notes are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes during certain periods specified in the Indenture.

10.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of the principal of or premium, if any, or interest on the Notes that remains unclaimed for two years and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

12.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of the Obligations of the Company and the Subsidiary Guarantors under the Note, the Subsidiary Guarantees and the Indenture and cause the release of all of the Lee Legacy Collateral and Pulitzer Collateral if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, or if the Company satisfies the conditions for discharge of the Indenture set forth in Section 8.1(a).

13.	Amendment, Waiver

The Indenture, the Subsidiary Guarantees or the Notes may be amended, supplemented or modified, and the provisions thereof may be subject to waiver, as provided in the Indenture.

14.	Defaults and Remedies

The Events of Default relating to the Notes are set forth in Section 6.1(a) of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Subsidiary Guarantors, the Trustee, the Collateral Agent and the Holders, shall be set forth in the applicable provisions of the Indenture.

15.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No director, officer, employee, incorporator, partner, member, stockholder or other equity owner of the Company or any of the Subsidiary Guarantors shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, the Collateral Documents, the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

20.	Successor Entity

When a successor entity assumes, in accordance with the Indenture, all the obligations of the Company under the Notes and the Indenture, or all of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee and the Indenture in accordance with the provisions of the Indenture, the predecessor entity will be released from those obligations.

21.	Intercreditor Agreements Govern

Reference is made to each of the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement. Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement and (b) authorizes and instructs the Trustee and the Collateral Agent to enter into the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement and the Pulitzer Pari Intercreditor Agreement. In the event of any conflict between the terms of any of the Lee Pari Passu Intercreditor Agreement, the Lee Junior Intercreditor Agreement, the Pulitzer Junior Intercreditor Agreement or the Pulitzer Pari Intercreditor Agreement and this Note, the terms of the applicable intercreditor agreement shall govern.

22.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

Lee Enterprises, Incorporated

201 N. Harrison Street, Suite 600

Davenport, Iowa 52801

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note shall be $[                    ]. The following increases or decreases in the principal amount of this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or of the Depositary or the Notes Custodian, in each case at the direction of the Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, check the applicable box:

☐	☐
3.7	3.9

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of integral multiples of $1,000) and the remaining principal amount of this Note must be $2,000 or an integral multiple of $1,000 in excess thereof: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Lee Enterprises, Incorporated

201 N. Harrison Street, Suite 600

Davenport, Iowa 52801

Attention: Chief Financial Officer

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Global Corporate Trust Services - Lee Corporate Trust Administration

Facsimile: (651) 466-7430

Re: 9.5% Senior Secured Notes due 2022

Reference is hereby made to the Indenture, dated as of March 31, 2014 (the “Indenture”), among Lee Enterprises, Incorporated, as Issuer (the “Company”), the Subsidiary Guarantors named therein, U.S. Bank National Association, as Trustee and Deutsche Bank Trust Company Americas, as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.	☐	Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.	☐	Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.	☐	Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

		(a)	☐	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

		(b)	☐	such Transfer is being effected to the Company or a Subsidiary thereof;

or

		(c)	☐	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or
		(d)	☐	such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interest in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) [if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000,] an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and the Indenture and the Securities Act.

4.	☐	Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

		(a)	☐	Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

or

		(b)	☐	Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

or

		(c)	☐	Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ])), or

		(iii)	☐	IAI Global Note (CUSIP [ ])), or

	(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ])), or

		(iii)	☐	IAI Global Note (CUSIP [ ])), or

		(iv)	☐	Unrestricted Global Note [ ])), or

	(b)	☐	a Restricted Definitive Note, or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Lee Enterprises, Incorporated

201 N. Harrison Street, Suite 600

Davenport, Iowa 52801

Attention: Chief Financial Officer

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Global Corporate Trust Services – Lee Corporate Trust Administration

Facsimile: (651) 466-7430

Re: 9.5% Senior Secured Notes due 2022

(CUSIP [                    ])

Reference is hereby made to the Indenture, dated as of March 31, 2014 (the “Indenture”), among Lee Enterprises, Incorporated, as Issuer (the “Company”), the Subsidiary Guarantors named therein, U.S. Bank National Association, as Trustee and Deutsche Bank Trust Company Americas, as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐144A Global Note, ☐Regulation S Global Note or ☐IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF PULITZER JUNIOR INTERCREDITOR AGREEMENT

EXHIBIT E

FORM OF PULITZER PARI INTERCREDITOR AGREEMENT